                                                                       EXHIBIT 2



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           SYNAGRO TECHNOLOGIES, INC.,
                              EWR ACQUISITION CORP.

                                       AND

                      ENVIRONMENTAL WASTE RECYCLING, INC.,
                                 GRACE A. DRAMAN
                                       AND
                                  DENNIS DRAMAN


                                NOVEMBER 5, 1998

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I
         THE MERGER...............................................................................................5
                         Section 1.1.  THE MERGER.................................................................5
                         Section 1.2.  EFFECTIVE TIME OF THE MERGER...............................................5

ARTICLE II
         THE SURVIVING CORPORATION................................................................................6
                         Section 2.1.  CERTIFICATE OF INCORPORATION...............................................6
                         Section 2.2.  BYLAWS.....................................................................6
                         Section 2.3.  DIRECTORS..................................................................6
                         Section 2.4.  OFFICERS...................................................................6

ARTICLE III
         CONVERSION OF SHARES.....................................................................................6
                         Section 3.1.  EFFECT ON CAPITAL STOCK....................................................6
                         Section 3.2.  EXCHANGE OF CERTIFICATES...................................................8
                         Section 3.3.   STOCK TRANSFER BOOKS......................................................8
                         Section 3.4.  NO FURTHER OWNERSHIP RIGHTS IN
                                            COMPANY COMMON STOCK..................................................9
                         Section 3.5.  TAX CONSEQUENCES...........................................................9
                         Section 3.6.  TAKING OF NECESSARY ACTION; FURTHER ACTION.................................9
                         Section 3.7.  CLOSING....................................................................9

ARTICLE IV
         REPRESENTATIONS AND
         WARRANTIES OF PARENT AND MERGER SUB......................................................................9
                         Section 4.1.  ORGANIZATION AND QUALIFICATION.............................................9
                         Section 4.2.  CAPITALIZATION............................................................10
                         Section 4.3.  AUTHORITY; NON-CONTRAVENTION; APPROVALS...................................10
                         Section 4.4.  REGISTRATION STATEMENT AND PROXY STATEMENT................................11
                         Section 4.5.  REPORTS AND FINANCIAL STATEMENTS..........................................11

ARTICLE V
         REPRESENTATIONS AND WARRANTIES
         OF THE COMPANY AND THE SHAREHOLDERS.....................................................................12
                         Section 5.1.  ORGANIZATION AND QUALIFICATION............................................12
                         Section 5.2.  CAPITALIZATION............................................................13
                         Section 5.3.  SUBSIDIARIES..............................................................13
                         Section 5.4.  AUTHORITY; NON-CONTRAVENTION; APPROVALS...................................13
                         Section 5.5.  FINANCIAL STATEMENTS......................................................14
                         Section 5.6.  ABSENCE OF UNDISCLOSED LIABILITIES........................................14
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

                         Section 5.7.  ABSENCE OF CERTAIN CHANGES OR EVENTS......................................14
                         Section 5.8.  LITIGATION................................................................15
                         Section 5.9.  ACCOUNTS RECEIVABLE.......................................................15
                         Section 5.10.  NO VIOLATION OF LAW; COMPLIANCE WITH AGREEMENTS..........................15
                         Section 5.11.  INSURANCE................................................................15
                         Section 5.12.  TAXES....................................................................16
                         Section 5.13.  EMPLOYEE BENEFIT PLANS...................................................17
                         Section 5.14.  EMPLOYEE AND LABOR MATTERS...............................................18
                         Section 5.15.  ENVIRONMENTAL MATTERS....................................................19
                         Section 5.16.  NON-COMPETITION AGREEMENTS...............................................21
                         Section 5.17.  TITLE TO ASSETS..........................................................21
                         Section 5.18.  CONTRACTS, AGREEMENTS, PLANS AND COMMITMENTS.............................22
                         Section 5.19.  REGISTRATION STATEMENT...................................................23
                         Section 5.20.  BROKERS AND FINDERS......................................................23
                         Section 5.21.  INTELLECTUAL PROPERTY....................................................23
                         Section 5.22.  RELATIONSHIPS............................................................24
                         Section 5.23.  CERTAIN PAYMENTS.........................................................24
                         Section 5.24.  BOOKS AND RECORDS........................................................24
                         Section 5.25.  CONDITION AND SUFFICIENCY OF ASSETS......................................24
                         Section 5.26.  INVESTMENT REPRESENTATIONS...............................................24

ARTICLE VI
         CONDUCT OF BUSINESS PENDING THE MERGER..................................................................26
                         Section 6.1.  CONDUCT OF BUSINESS BY THE COMPANY
                                            PENDING THE MERGER...................................................26
                         Section 6.2.  CONTROL OF THE COMPANY'S OPERATIONS.......................................28
                         Section 6.3.  OTHER OFFERS..............................................................28

ARTICLE VII
         ADDITIONAL AGREEMENTS...................................................................................28
                         Section 7.1.  ACCESS TO INFORMATION.....................................................28
                         Section 7.2.  REGISTRATION STATEMENT....................................................28
                         Section 7.3.  SYNAGRO LIQUIDITY PROGRAM.................................................29
                         Section 7.4.  EXCHANGE LISTING..........................................................29
                         Section 7.5.  EXPENSES AND FEES.........................................................29
                         Section 7.6.  AGREEMENT TO COOPERATE....................................................29
                         Section 7.7.  PUBLIC STATEMENTS.........................................................29
                         Section 7.8.  NOTIFICATION OF CERTAIN MATTERS...........................................29

ARTICLE VIII
         CONDITIONS TO CLOSING...................................................................................30
                         Section 8.1.  CONDITIONS TO EACH PARTY'S OBLIGATION
                                            TO EFFECT THE MERGER.................................................30
                         Section 8.2.  CONDITIONS TO OBLIGATION OF THE COMPANY
                                            TO EFFECT THE MERGER.................................................30


                                       ii

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


                         Section 8.3.  CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER
                                            SUB TO EFFECT THE MERGER.............................................31

ARTICLE IX
         TERMINATION, AMENDMENT AND WAIVER.......................................................................32
                         Section 9.1.  TERMINATION...............................................................32
                         Section 9.2.  EFFECT OF TERMINATION.....................................................34
                         Section 9.3.  AMENDMENT.................................................................34
                         Section 9.4.  EXTENSIONS; WAIVER........................................................34

ARTICLE X
         INDEMNIFICATION.........................................................................................34
                         Section 10.1.  THE SHAREHOLDERS' INDEMNITY OBLIGATIONS..................................34
                         Section 10.2.  PARENT'S INDEMNITY OBLIGATIONS...........................................35
                         Section 10.3.  INDEMNIFICATION PROCEDURES...............................................35
                         Section 10.4.  DETERMINATION OF INDEMNIFIED AMOUNTS.....................................36
                         Section 10.5.  LIMITATION OF SHAREHOLDERS' LIABILITY....................................37
                         Section 10.6.  LIMITATION OF PARENT'S LIABILITY.........................................37
                         Section 10.7.  LIMITATION ON INDEMNIFIED AMOUNTS........................................37

ARTICLE XI
         GENERAL PROVISIONS......................................................................................38
                         Section 11.1.  SURVIVAL.................................................................38
                         Section 11.2.  NOTICES..................................................................38
                         Section 11.3.  INTERPRETATION...........................................................39
                         Section 11.4.  MISCELLANEOUS............................................................39
                         Section 11.5.  GOVERNING LAW............................................................39
                         Section 11.6.  BINDING ARBITRATION.  ...................................................39
                         Section 11.7.  COUNTERPARTS.............................................................41
                         Section 11.8.  PARTIES IN INTEREST......................................................41
                         Section 11.9.  ENFORCEMENT OF THE AGREEMENT.............................................41
                         Section 11.10.  VALIDITY................................................................42




EXHIBITS
--------

Exhibit A                Glossary
Exhibit B                Consulting Agreement - Grace A. Draman
Exhibit C                Covenant Not to Compete Agreement - Grace A. Draman
Exhibit D                Covenant Not to Compete Agreement - Dennis Draman
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

SCHEDULES
---------

Schedule 2.3             Directors of the Surviving Corporation
Schedule 2.4             Officers of the Surviving Corporation
Schedule 5.2             Capitalization
Schedule 5.4             Authority; Non-Contravention; Approvals
Schedule 5.5             Financial Statements
Schedule 5.6             Absence of Undisclosed Liabilities
Schedule 5.8             Litigation
Schedule 5.11            Insurance
Schedule 5.12            Taxes
Schedule 5.13            Employee Benefit Plans
Schedule 5.14            Employee Schedule
Schedule 5.15            Environmental Matters
Schedule 5.17            Title to Assets
Schedule 5.18            Contracts, Agreements, Plans and Commitments
Schedule 5.22            Relationships

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of November 5, 1998 (the "Agreement"), is by and among SYNAGRO TECHNOLOGIES, INC., a Delaware corporation ("Parent"), EWR ACQUISITION CORP., a North Carolina corporation and a wholly owned subsidiary of Parent ("Merger Sub"), ENVIRONMENTAL WASTE RECYCLING, INC., a North Carolina corporation (the "Company"), GRACE A. DRAMAN and DENNIS DRAMAN (collectively, the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, Parent, Merger Sub, the Company and the Shareholders desire that Company merge with and into the Merger Sub (the "Merger");

         WHEREAS, Parent, Merger Sub and the Company intend the Merger to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder;

         WHEREAS, the Company and the Shareholders are making certain representations, warranties and indemnities as an inducement to Parent and Merger Sub to enter into this Agreement; and

         WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Glossary attached as Exhibit A.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   THE MERGER

         Section 1.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) in accordance with the North Carolina Business Corporation Act (the "NCBCA"), the Company shall be merged with and into Merger Sub and the separate existence of the Company shall thereupon cease. The Merger Sub shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

         Section 1.2. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as articles of merger are filed by the Secretary of State of the State of North Carolina in accordance with the NCBCA (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the Closing (as defined in Section 3.7) in accordance with Article III. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof, and in any event within five (5) business days after the satisfaction, or waiver, of all conditions to Closing set forth in Article VIII hereof, subject to the terms and conditions hereof. Accordingly, subject to the provisions hereof, the parties shall use all reasonable efforts to consummate, as soon as practicable, the transactions contemplated by this Agreement in accordance with Article III.

                                   ARTICLE II
                            THE SURVIVING CORPORATION

         Section 2.1. CERTIFICATE OF INCORPORATION. The Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time, as the same may thereafter be amended in accordance with its terms and as provided under the NCBCA.

         Section 2.2. BYLAWS. The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time, as the same may thereafter be amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the NCBCA.

         Section 2.3. DIRECTORS. The directors of the Surviving Corporation shall be as designated in Schedule 2.3, and such directors shall serve in accordance with the Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

         Section 2.4. OFFICERS. The officers of the Surviving Corporation shall be as designated in Schedule 2.4, and such officers shall serve in accordance with the Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE III
                              CONVERSION OF SHARES

         Section 3.1. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the Shareholders:

                  (a) CONVERSION OF SECURITIES. All of the Company's voting common stock, no par value per share ("Company Voting Common Stock"), and all of the Company's non-voting common stock, no par value per share ("Company Nonvoting Common Stock and, collectively with the Company Voting Common Stock, the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (excluding any shares of the Company Common Stock to be canceled pursuant to Section 3.1(c)) shall be converted, subject to Section 3.1(f), into the right to receive at Closing in the aggregate:

                      (i) 865,125 validly issued, fully paid and nonassessable shares of common stock, par value $.002 per share, of Parent ("Parent Common Stock"); plus


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



                      (ii) cash equal to $6,560,535 less (1) the aggregate long-term and short-term indebtedness of the Company for borrowed money as of Closing, and (2) the amount, if any, by which the Company's Net Working Capital as of Closing is less than $300,000.

         As a result, in exchange for their shares of Company Common Stock, Grace Draman shall be entitled to receive 90% and Dennis Draman 10% of the Parent Common Stock and cash referenced above in this Section 3.1(a).

                  (b) EARNOUT. As additional consideration for the Merger, the Parent will issue Parent Common Stock and pay cash with an aggregate value equal to $3.19 for each $1.00 of EBITDA realized by the Surviving Corporation in excess of $1,523,901 for the twelve (12) month period ended following Closing (such aggregate value being referred to herein as the "Earnout Amount"), provided, however, that in no event shall such Earnout Amount be greater than $2,956,216. The Earnout Amount shall be due forty-five (45) days after the date one year after the Closing and shall be paid 90% to Grace Draman and 10% to Dennis Draman. The Earnout Amount shall consist of 70% cash and 30% Parent Common Stock which shall be valued based on the Average Parent Common Stock Price. In the event any of the Jefferson County Contracts, or any contracts associated with such Jefferson County Contracts, are terminated prior to the date such Earnout Amount is due and payable, all reasonable expenses required to move and relocate the equipment and infrastructure associated with such contracts shall be expensed in calculating EBITDA.

         The capitalized terms used in this Section shall have the following meanings:

         "Average Parent Common Stock Price" means the average of the Daily Per Share Prices for the ten (10) consecutive trading days beginning on the twelfth
(12th) trading day prior to the date one year after the Closing.

         "Daily Per Share Price" means the average of the per share closing prices on the NASDAQ Small Cap Exchange (the "NASDAQ") of Parent Common Stock (as reported by The Wall Street Journal for that day).

         "EBITDA" means the Surviving Corporation's earnings before interest, taxes, depreciation and amortization as reasonably determined by the Parent and the Shareholders in accordance with GAAP or, if Parent and the Shareholders are unable to agree with respect thereto, as reasonably determined in accordance with Section 11.6 hereof.

                  (c) CANCELLATION. Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock held by any direct or indirect wholly owned Subsidiary of the Company, if any, immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

                  (d) CAPITAL STOCK OF MERGER SUB. Each share of Company Common Stock, issued and outstanding immediately prior to the Effective Time shall be converted into and



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exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation.

                  (e) ADJUSTMENTS TO MERGER CONSIDERATION. The Merger Consideration (as defined in Section 3.2(a)) shall be appropriately adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend of securities convertible into Parent Common Stock), reorganization, reclassification, recapitalization or other similar change with respect to Parent Common Stock occurring (including the record date thereof) after the date hereof and prior to the Effective Time.

                  (f) FRACTIONAL SHARES. No certificates or scrip representing less than one share of Parent Common Stock shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"). In lieu of any such fractional share, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange shall be paid upon such surrender cash (without interest) in an amount equal to such fraction multiplied by the Daily Per Share Price on the Closing Date.

         Section 3.2. EXCHANGE OF CERTIFICATES.

                  (a) Immediately after the Effective Time, Parent will deliver to each Shareholder upon surrender of all such Certificates for cancellation together with such other customary documents as may be required, and the Shareholders shall be entitled to receive in exchange therefor, (A) certificates evidencing that number of whole shares of Parent Common Stock and cash in immediately available funds which such holder has the right to receive in accordance with Section 3.1 hereof in respect of the shares of Company Common Stock formerly evidenced by such Certificate, and (B) cash in respect of fractional shares as provided in Section 3.1(f) (the shares of Parent Common Stock and cash being, collectively, the "Merger Consideration"), and the Certificates so surrendered shall forthwith be canceled.

                  (b) Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

         Section 3.3. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock thereafter on the records of the Company.




                                        4

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         Section 3.4. NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The
Merger Consideration delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled.

         Section 3.5. TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         Section 3.6. TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub in office immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

         Section 3.7. CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at a location mutually agreeable to Parent and the Company, as promptly as practicable (but in any event within five business days) following the date on which the last of the conditions set forth in Article VIII is fulfilled or waived, or at such other time and place as Parent and the Company shall agree. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

                                   ARTICLE IV
                               REPRESENTATIONS AND
                       WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub each represent and warrant to the Company as follows, except as set forth in the Parent SEC Reports (defined in Section 4.5):

         Section 4.1. ORGANIZATION AND QUALIFICATION. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not



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have, or could not reasonably be anticipated to have, individually or in the aggregate, a Material Adverse Effect (as defined in Exhibit A).

         Section 4.2. CAPITALIZATION.

                  (a) As of August 14, 1998, the authorized capital stock of Parent consisted of 100,000,000 shares of Parent Common Stock, of which 12,382,947 shares were issued and outstanding, and 10,000,000 shares of preferred stock, par value $.002 per share, of which 500,000 shares have been designated as "Preferred Stock-Junior Participating Series "A" and reserved for issuance upon exercise of rights evidenced by the certificates representing all outstanding shares of Parent Common Stock, but no such shares are issued and outstanding. All of the issued and outstanding shares of Parent Common Stock were validly issued and are fully paid, nonassessable and free of preemptive rights.

                  (b) As of August 14, 1998, except for options granted pursuant to Parent incentive or option plans (or to current or former employees of Parent) and warrants to acquire 600,000 shares of Parent Common Stock, there are no outstanding (i) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (ii) options or other rights to acquire from Parent or other obligations of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent.

                  (c) All of the shares of capital stock of Merger Sub are owned beneficially and of record by Parent.

                  (d) The shares of Parent Common Stock to be issued as part of the Merger Consideration have been duly authorized and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance thereof is not subject to any preemptive or other similar right.

         Section 4.3. AUTHORITY; NON-CONTRAVENTION; APPROVALS.

                  (a) Parent and Merger Sub each have full corporate power and authority to execute and deliver this Agreement and, subject to the Parent Required Statutory Approvals (as defined in Section 4.3(c)), to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

                  (b) The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby do not and will not violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in



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



the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or bylaws of Parent or any of its Subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets (assuming compliance with the matters referred to in Section 4.3(c)) or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its Subsidiaries is now a party or by which Parent or any of its Subsidiaries or any of their respective properties or assets may be bound or affected except, in the case of clauses (ii) and (iii), for matters as would not have, or could not reasonably be anticipated to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

                  (c) Except for (i) the filing of the Registration Statement (as defined in Section 4.4) with the SEC pursuant to the Securities Act, and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, and (ii) the making of the Merger Filing with the Secretary of State of the State of North Carolina in connection with the Merger (the filings and approvals referred to in clauses (i) and (ii) are collectively referred to as the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, have, or could not reasonably be anticipated to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

         Section 4.4. REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied by Parent or its Subsidiaries for inclusion in the Registration Statement on Form S-3 to be filed under the Securities Act with the SEC by Parent pursuant to Section 7.2 of this Agreement for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (as amended or supplemented, the "Registration Statement") will, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         Section 4.5. REPORTS AND FINANCIAL STATEMENTS.

                  (a) Since January 1, 1997, Parent has filed with the SEC all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.



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




                  (b) Parent has previously made available or delivered to the Company or its Shareholders copies of its (a) Annual Reports on Form 10-K for the fiscal year ended December 31, 1997, and for the immediately preceding fiscal year, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its shareholders (whether annual or special) and
(ii) any actions by written consent in lieu of a shareholders' meeting from January 1, 1998, until the date hereof, and (c) all other reports, including quarterly reports, or registration statements filed by Parent with the SEC since January 1, 1998 (other than Registration Statements filed on Form S-8) (the documents referred to in clauses (a), (b) and (c), including the exhibits thereto, collectively referred to as the "Parent SEC Reports").

                  (c) As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) The audited consolidated financial statements and unaudited interim consolidated financial statements of Parent included in such reports (collectively, the "Parent Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS

         The Company and the Shareholders, jointly and severally, represent and warrant to Parent and Merger Sub as follows:

         Section 5.1. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have, or could not reasonably be anticipated to have, individually or in the aggregate, a Material Adverse Effect. True, accurate and complete copies of the Company's Articles of Incorporation, as amended, and Bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

         Section 5.2. CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 50,000 shares of Company Voting Common Stock and 50,000 shares of Company Nonvoting Common Stock. As of the date of this Agreement there are, and as of Closing there will be, 90 shares of Company Voting Common Stock and 10 shares of Company Nonvoting Common Stock issued and outstanding. All of such issued and outstanding shares of Company Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights and are owned beneficially and of record as set forth on Schedule 5.2. No Subsidiary of the Company holds any shares of the capital stock of the Company.

                  (b) Except as set forth on Schedule 5.2, there are no outstanding (i) subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, debenture, instrument or other agreement obligating the Company or any Shareholder to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any Shareholder to grant, extend or enter into any such agreement or commitment or
(ii) obligations of the Company or any Shareholder to repurchase, redeem or otherwise acquire any securities referred to in clause (i) above. There are no voting trusts, proxies or other agreements or understandings to which the Company or any Shareholder is a party or is bound with respect to the voting of any shares of capital stock of the Company.

         Section 5.3. SUBSIDIARIES. Company does not have any Subsidiaries, nor does the Company hold any equity interest in or control (directly or indirectly, through the ownership of securities, by contract, by proxy, alone or in combination with others, or otherwise) any corporation, limited liability company, partnership, business organization or other Person.

         Section 5.4. AUTHORITY; NON-CONTRAVENTION; APPROVALS.

                  (a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the Company Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of the Company and the Shareholders, and no other corporate proceedings on the part of the Company or the Shareholders are necessary to authorize the execution and delivery of this Agreement or the consummation by the Company and the Shareholders of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and the Shareholders, and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a valid and legally binding agreement of the Company and the Shareholders, enforceable against the Company and the Shareholders in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles.

                  (b) Except as set forth in Schedule 5.4, the execution and delivery of this Agreement by the Company and the Shareholders and the consummation by the Company and the



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



Shareholders of the transactions contemplated hereby do not and will not violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or the Shareholders under any of the terms, conditions or provisions of (i) the charter or bylaws of the Company, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or the Shareholders, or any of their respective properties or assets (assuming compliance with the matters referred to in Section 5.4(c)), or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or the Shareholders is now a party or by which the Company or the Shareholders or any of their respective properties or assets may be bound or affected.

                  (c) Except for the Merger Filing with the Secretary of State of the State of North Carolina in connection with the Merger (the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company and the Shareholders or the consummation by the Company and the Shareholders of the transactions contemplated hereby.

         Section 5.5. FINANCIAL STATEMENTS. The audited financial statements and unaudited interim financial statements of the Company attached as Schedule 5.5 (collectively, the "Company Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

         Section 5.6. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in
Schedule 5.6, the Company has not incurred any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies (i) which are accrued or reserved against the Company Financial Statements or reflected in the notes thereto or
(ii) which were incurred after December 31, 1997, and were incurred in the ordinary course of business and consistent with past practices.

         Section 5.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, the business of the Company has been conducted in the ordinary course of business consistent with past practices, and there has not been any event, occurrence, development or state of circumstances or facts which has had, or could reasonably be anticipated to have, individually or in the aggregate, a Material Adverse Effect.

         Section 5.8. LITIGATION. Except as described in Schedule 5.8, there are no claims, suits, actions, Environmental Claims, inspections, investigations or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company before any court, governmental department, commission, agency, instrumentality, authority, or any mediator or arbitrator. Except as described in Schedule 5.8, the Company is not subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality, authority, or any mediator or arbitrator.

         Section 5.9. ACCOUNTS RECEIVABLE. All accounts receivable reflected on the Company Financial Statements represent sales actually made in the ordinary course of business and are collectible (within 60 days after the applicable billing date) except as reflected in the reserve for doubtful accounts in the Company Financial Statements. The reserve for doubtful accounts reflected in the Company Financial Statements has been determined in accordance with GAAP.

         Section 5.10. NO VIOLATION OF LAW; COMPLIANCE WITH AGREEMENTS.

                  (a) The Company is not in violation of and has not been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law) of any governmental or regulatory body or authority. No investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same. The Company has all permits (including without limitation Environmental Permits), licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals required or necessary to conduct its business as presently conducted (collectively, the "Company Permits"). The Company is not in violation of the terms of any Company Permit.

                  (b) The Company and each of the Shareholders are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (a) the charter, bylaws or similar organizational instruments of the Company or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company is a party or by which it is bound or to which any of its property is subject; provided, however, that the Company and the Shareholders shall not be in breach or default under the documents listed in (b) unless such breach or default would have, or could reasonably be anticipated to have, individually or in the aggregate, a Material Adverse Effect.

         Section 5.11. INSURANCE. Schedule 5.11 hereto sets forth a list of all insurance policies owned by the Company or by which the Company or any of its properties or assets is covered against present losses, all of which are now in full force and effect. No insurance has been refused with respect to any operations, properties or assets of the Company nor has coverage of any insurance been limited by any insurance carrier that has carried, or received any application for, any such insurance during the last three years. No insurance carrier has denied any claims made against any of the policies listed on Schedule 5.11 hereto.

         Section 5.12. TAXES.

                  (a) Except as set forth on Schedule 5.12, (i) the Company has
(x) duly filed (or there has been filed on its behalf) with the appropriate taxing authority all Tax Returns (as hereinafter defined) required to be filed by it on or prior to the date hereof, and (y) duly paid in full or made adequate provision therefor on its financial statements in accordance with GAAP (or there has been paid or adequate provision has been made on its behalf) for the payment of all Taxes (as hereinafter defined) for all periods ending prior to the date hereof; (ii) all such Tax Returns filed by or on behalf of the Company are true, correct and complete in all material respects; (iii) the liabilities and reserves for Taxes reflected in the most recent balance sheet included in the Company Financial Statements to cover all Taxes for all periods ending at or prior to the date of such balance sheet have been determined in accordance with GAAP, and there is no material liability for Taxes for any period beginning after such date other than Taxes arising in the ordinary course of business;
(iv) there are no liens for Taxes upon any property or assets of the Company, except for liens for Taxes not yet due; (v) the Company has not made any change in accounting methods since December 31, 1997; (vi) the Company has not received a ruling from any taxing authority or signed an agreement with any taxing authority; (vii) the Company has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code, as amended or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld from employee wages and paid over to the appropriate taxing authority all amounts required to be so withheld and paid over under all applicable laws; (viii) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company, and as of the date of this Agreement the Company has not received a written notice of any pending audits or proceedings; (ix) the federal income Tax Returns of the Company have been examined by the Internal Revenue Service ("IRS") (which examination has been completed) or the statute of limitations for the assessment of federal income Taxes of the Company has expired, for all periods through and including December 31, 1994, and no deficiencies were asserted as a result of such examinations which have not been resolved and fully paid; and (x) no adjustments or deficiencies relating to Tax Returns of the Company have been proposed, asserted or assessed by any taxing authority, except for such adjustments or deficiencies which have been fully paid or finally settled.

                  (b) There are no outstanding requests, agreements, consents or waivers to extend the statute of limitations applicable to the assessment of any Taxes or deficiencies against the Company, and no power of attorney granted by the Company with respect to any Taxes is currently in force. The Company is not a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not directly or indirectly, a wholly-owned corporate Subsidiary of the Company. The Company has not, with regard to any assets or property held, acquired or to be acquired by it, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company. The Company (i) has not been a member of an affiliate group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and
(ii) has no liability for Taxes of any person (other than any of the Company and its Subsidiaries) under Section 1.1502-6 of the United States

Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

         Section 5.13. EMPLOYEE BENEFIT PLANS.

                  (a) Each Plan and each Benefit Program (as such terms are defined below) is listed on Schedule 5.13 hereto. No Plan or Benefit Program is or has been (i) covered by Title IV of the Employer Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) subject to the minimum funding requirements of Section 412 of the Code or (iii) a "multi-employer plan" as defined in Section 3(37) of ERISA, nor has the Company contributed to, or ever had any obligation to contribute to, any multi-employer plan. Each Plan and Benefit Program intended to be qualified under Section 401(a) of the Code is designated as a tax-qualified plan on Schedule 5.13 and is so qualified. No Plan or Benefit Program provides for any retiree health benefits for any employees or dependents of the Company other than as required by COBRA (as hereinafter defined). There are no claims pending with respect to, or under, any Plan or any Benefit Program, other than routine claims for benefits, and there are no disputes or litigation pending or, to the knowledge of the Company, threatened, with respect to any such Plans or Benefit Programs.

                  (b) The Company has heretofore delivered to Parent true and correct copies of the following, if any:

                           (i) each Plan and each Benefit Program listed on
Schedule 5.13, all amendments thereto as of the date hereof and all current summary plan descriptions provided to employees regarding the Plans and Benefit Programs;

                           (ii) each trust agreement and annuity contract (or
any other funding instruments) pertaining to any of the Plans or Benefit Programs, including all amendments to such documents to the date hereof;

                           (iii) each management or employment contract or
contract for personal services and a complete description of any understanding or commitment between the Company and any officer, consultant, director, employee or independent contractor of the Company; and

                           (iv) a complete description of each other plan,
policy, contract, program, commitment or arrangement providing for bonuses, deferred compensation, retirement payments, profit sharing, incentive pay, commissions, hospitalization or medical expenses or insurance or any other benefits for any officer, consultant, director, annuitant, employee or independent contractor of the Company as such or members of their families (other than directors' and officers' liability policies), whether or not insured (a "Benefit Program"). For purposes of this Agreement, "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in Section 414(b) or (c) of the Code.

                  (c) Each Plan and Benefit Program has been maintained and administered in all material respects in compliance with its terms and in accordance with all applicable laws, rules and regulations. The Company has no commitment or obligation to establish or adopt any new or additional Plans or Benefit Programs or to increase the benefits under any existing Plan or Benefit Program.

                  (d) Except as set forth in Schedule 5.13, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by the Company, including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code) or otherwise, becoming due to any employee of the Company, or (ii) increase any benefits otherwise payable under any Plan or any Benefit Program.

         Section 5.14. EMPLOYEE AND LABOR MATTERS.

                  (a) Company has provided Parent with a true and complete list dated as of June 30, 1998 (the "Employee Schedule ") of all employees of the Company listing the title or position held, base salary or wage rate and any bonuses, commissions, profit sharing, the Company's vehicles, club memberships or other compensation or perquisites payable, all employee benefits received by such employees and any other material terms of any written agreement with the Company. As of the date of this Agreement and as of the Closing Date, the combined projected annual payroll for the calendar year ending December 31, 1998 of the Company required to operate its business is not materially different from that as listed on the Employee Schedule, and the Company has not entered into any agreement or agreements pursuant to which the combined annual payroll of the Company, including projected pay increases, overtime and fringe benefit costs, required to operate its business (including all administrative and support personnel) would be greater than as listed on the Employee Schedule. Set forth on Schedule 5.14 is a detailed description of all health, dental, life and disability insurance plans of the Company and a description of the cost per employee under each such plan for individual coverage as well as for coverage of such employee's dependents.

                  (b) Except as set forth on Schedule 5.14, the Company is not a party to or bound by any written employment agreements or commitments, other than on an at-will basis. The Company is in compliance in all material respects with all applicable laws respecting the employment and employment practices, terms and conditions of employment and wages and hours of its employees and is not engaged in any unfair labor practice. To the best knowledge of the Company, all employees of the Company who work in the United States are lawfully authorized to work in the United States according to federal immigration laws. There is no labor strike or labor disturbance pending or, to the knowledge of the Company, threatened against the Company with respect to the Business and, during the past five years, the Company has not experienced a work stoppage.

                  (c) Except as set forth on Schedule 5.14, (i) the Company is not a party to or bound by the terms of any collective bargaining agreement or other union contract applicable to any employee of the Company and no such agreement or contract has been requested by any employee or group of employees of the Company, nor has there been any discussion with respect thereto by management of the Company with any employees of the Company,
(ii) the Company is not aware of any union organizing activities or proceedings involving, or any pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for, or where the purpose is to organize, any group or groups of employees of the Company, or (iii) there is not currently pending, with regard to any of its facilities, any proceeding before the National Labor Relations Board, wherein any labor organization is seeking representation of any employees of the Company.

         Section 5.15. ENVIRONMENTAL MATTERS. Without in any manner limiting any other representations and warranties set forth in this Agreement:

                  (a) Neither the Company nor any of its Business Facilities, is in violation of, or has violated, or has been or is in non-compliance with, any Environmental Laws in connection with the ownership, use, maintenance or operation of, or conduct of the business of the Company or any of its Business Facilities.

                  (b) Without in any manner limiting the generality of (a) above:

                           (i) Except in compliance with Environmental Laws
(including, without limitation, by obtaining necessary Environmental Permits), neither the Company nor the Shareholders have any knowledge, and the Company and the Shareholders could not reasonably be expected to have any knowledge, that Materials of Environmental Concern (as defined in Exhibit A) have been used, generated, extracted, mined, beneficiated, manufactured, stored, treated, or disposed of, or in any other way released (and no release is threatened), on, under or about any Business Facility (as defined in Exhibit A) or transferred or transported to or from any Business Facility, and neither the Company nor the Shareholders have any knowledge, and the Company and the Shareholders could not reasonably be expected to have any knowledge, that Materials of Environmental Concern have been generated, manufactured, stored or treated or disposed of, or in any other way released (and no release is threatened), on, under, about or from any property adjacent to any current Business Facility;

                           (ii) The Company is not now, and will not be in the
future, as a result of the operation or condition of the business of the Company on or prior to the date of Closing, subject to any: (a) contingent liability in connection with any release or threatened release of any Materials of Environmental Concern into the environment whether on or off any Business Facility; (b) reclamation, decontamination or Remediation (as defined in Exhibit
A) requirements under Environmental Laws, or any reporting requirements related thereto; or (c) consent order, compliance order or administrative order relating to or issued under any Environmental Law;

                           (iii) There are no Environmental Claims known,
pending or, to the knowledge of the Company and the Shareholders, threatened against the Company or any of its Business Facilities, and there is no basis for same;

                           (iv) The Company and all of its current Business
Facilities have and have timely filed applications for renewal of all Environmental Permits; the Company has all environmental and pollution control equipment necessary to comply with all Environmental Laws (including, without limitation, compliance with all applicable Environmental Permits) and operation of the business of the Company as presently conducted, and the Company and its current Business Facilities are in compliance with all terms and conditions of such Environmental Permits;

                           (v) Regarding all Environmental Permits for which
renewal, amendment, or modification is sought or pending, no material expenditures, capital improvements, or changes in operation will be necessary as a condition or as a result of such renewal, amendment, or modification.

                           (vi) The Company has received no notice and has no
knowledge that any occupant or tenant of any current Business Facility (a) is in violation of any Environmental Law; (b) is the subject of any Environmental Claims; or (c) does not have or has not reviewed any Environmental Permits applicable to its assets or operations.

                           (vii) Except as set forth on Schedule 5.15, there are
no, nor have there ever been any, storage tanks or solid waste management units located on or under any Business Facility of the Company or any of its Subsidiaries, and there are no Materials of Environmental Concern on any Business Facility of the Company in an amount exceeding background levels for such geographic area or which would require reporting to any governmental authority or Remediation to comply with Requirements of Environmental Laws (as defined in Exhibit A);

                           (viii) To the knowledge of the Company and the
Shareholders, none of the off-site locations where Materials of Environmental Concern generated from any Business Facility of the Company or for which the Company has arranged for their disposal has been stored, treated, recycled, disposed of or released has been nominated or identified as a facility which is subject to an existing or potential claim under Environmental Laws;

                           (ix) The Company has not been named as a potentially
responsible party under, and no Business Facility of the Company has been nominated or identified as a facility which is subject to an existing or potential claim under CERCLA or comparable Environmental Laws, and no Business Facility of the Company is subject to any lien arising under Environmental Laws;

                           (x) The Company has not received any notice of any
release or threatened release of Materials of Environmental Concern, or of any violation of, noncompliance with, or remedial obligation under, Environmental Laws or Permits, relating to the ownership, use, maintenance, operation of any Business Facility of the Company, nor is there any basis for any of the foregoing, nor has the Company voluntarily undertaken Remediation or other decontamination or cleanup of any facility or site or entered into any agreement for the payment of costs associated with such activity;

                           (xi) To the knowledge of the Company and the
Shareholders, there is no Requirement of Environmental Laws that will require future compliance costs on the part of the Company in excess of $10,000 above costs currently expended in the ordinary course of business;

                           (xii) To the knowledge of the Company and the
Shareholders, there are no present or past events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance by the Company with Requirements of Environmental Laws or which may give rise to any common law or statutory liability under Environmental Laws or form the basis of an Environmental Claim against the Company;

                           (xiii) There are no obligations, undertakings or
liabilities arising out of or relating to Environmental Laws which the Company has agreed to, assumed or retained, by contract or otherwise.

                           (xiv) The Company has filed all notices,
notifications, financial security, waste managements plans, or applications which are required to be obtained or filed by the Company for the operation of its business or the use or operation of any Business Facility of the Company;

                           (xv) The Company and all Business Facilities are in
compliance in all material respects with all other applicable limitations, restrictions, conditions, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; and

                           (xvi) No current Business Facility (or equipment
thereon) of the Company contains any asbestos containing materials or polychlorinated biphenyls in any form nor any wetland areas or other land subject to restricted development under Environmental Laws.

For purposes of this Section, the "Company" shall include any entity which is, in whole or in part, a predecessor of the Company and all of its former Subsidiaries and their predecessors.

         Section 5.16. NON-COMPETITION AGREEMENTS. Except as set forth in Sections 8.3(m) and 8.3(n) of this Agreement, neither the Company nor any Shareholder is a party to any agreement which purports to restrict or prohibit any of them from, directly or indirectly, engaging in any business currently engaged in by the Company. None of the Company's shareholders, officers, directors, or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts the Company or any Subsidiary of the Company from, directly or indirectly, engaging in any of the businesses described above.

         Section 5.17. TITLE TO ASSETS. The Company has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of the latest balance sheet included therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) liens for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise impair the Company's business operations (in the manner presently carried on by the Company), or (iii) any lien securing any debt or obligation described on Schedule 5.17 which is expressly referenced as being secured.



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



All leases under which the Company leases any real property have been delivered to Parent and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default by or on behalf of the Company or its Subsidiaries, or by or on behalf of any third party.

         Section 5.18. CONTRACTS, AGREEMENTS, PLANS AND COMMITMENTS. Schedule
5.18 hereto sets forth a complete list of the following contracts, agreements, plans and commitments (collectively, the "Contracts") to which the Company is a party or by which the Company or any of its properties is bound as of the date hereof:

                  (a) any contract, commitment or agreement that involves aggregate expenditures by the Company of more than $10,000 per year;

                  (b) any contract or agreement (including any such contracts or agreements entered into with any Governmental Authority) relating to the maintenance or operation of the business that involves aggregate expenditures by the Company of more than $10,000;

                  (c) any indenture, loan agreement or note under which the Company has outstanding indebtedness, obligations or liabilities for borrowed money;

                  (d) any lease or sublease for the use or occupancy of real property;

                  (e) any agreement that restricts the right of the Company to engage in any type of business;

                  (f) any guarantee, direct or indirect, by any person of any contract, lease or agreement entered into by the Company;

                  (g) any partnership, joint venture or construction and operation agreement;

                  (h) any agreement of surety, guarantee or indemnification with respect to which the Company is the obligor, outside of the ordinary course of business;

                  (i) any contract that requires the Company to pay for goods or services substantially in excess of its estimated needs for such items or the fair market value of such items;

                  (j) any contract, agreement, agreed order or consent agreement that requires the Company to take any actions or incur expenses to remedy non-compliance with any Environmental Law; and

                  (k) any other contract material to the Company or its business.

True, correct and complete copies of each of such contracts, agreements, plans and commitments have been delivered to or made available for inspection by Parent. All such contracts, agreements,



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



plans and commitments (i) were duly and validly executed and delivered by the Company and the other parties thereto and (ii) are valid and in full force and effect. The Company has fulfilled all material obligations required of the Company under each such contract, agreement, plan or commitment to have been performed by it prior to the date hereof, including timely paying all interest on its debt as such interest has become due and payable. Except as set forth on
Schedule 5.18, the Company and the Shareholders are unaware of any counterclaims or offsets under any of such contracts, agreements, plans and commitments. The consummation of the Merger will vest in the Survivor Corporation all rights and benefits under the Contracts and the right to operate the Company's business and assets under the terms of the Contracts in the manner currently operated and used by the Company.

         Section 5.19. REGISTRATION STATEMENT. None of the information to be supplied by the Company or the Shareholders for inclusion in the Registration Statement will contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Registration Statement will comply, as of its effective date and thereafter while effective, as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company or the Shareholders with respect to information supplied by Parent or Merger Sub for inclusion therein.

         Section 5.20. BROKERS AND FINDERS. Neither the Company nor the Shareholders have entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. There is no claim for payment by the Company of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         Section 5.21. INTELLECTUAL PROPERTY. The Company has rights to use, whether through ownership, licensing or otherwise, all patents, trademarks, service marks, trade names, copyrights, software, trade secrets and other proprietary rights and processes that are material to its business as now conducted (collectively the "Intellectual Property Rights"). The Company does not own any patents. The Company has no knowledge of any infringement by any other person of any of the Intellectual Property Rights, and the Company has not entered into any agreement to indemnify any other party against any charge of infringement of any of the Intellectual Property Rights. The Company has not and does not violate or infringe any intellectual property right of any other person, and the Company has not received any communication alleging that it violates or infringes the intellectual property right of any other person. The Company has not been sued for infringing any intellectual property right of another person. There is no claim or demand of any person pertaining to, or any proceeding which is pending or, to the knowledge of the Company, threatened, that challenges the rights of the Company in respect of any Intellectual Property Rights, or that claims that any default exists under any Intellectual Property Rights. None of the Intellectual Property Rights is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator, or other governmental authority.

         Section 5.22. RELATIONSHIPS. Except as set forth on Schedule 5.22, the Company has not received notice from any customer, supplier or any party to any Contract involving more than $10,000 annually with the Company (each a "Contract Party"), during the past two years that such customer, supplier or Contract Party intends to discontinue doing business with the Company, and no customer, supplier or Contract Party during the past two years has indicated any intention
(a) to terminate its existing business relationship with the Company or (b) not to continue its business relationship with the Company, whether as a result of the transactions contemplated hereby or otherwise. The Company has not entered into any related party transaction during the past three years.

         Section 5.23. CERTAIN PAYMENTS. Neither the Company nor any shareholder, officer, director or employee of the Company has paid or received or caused to be paid or received, directly or indirectly, in connection with the business of the Company (a) any bribe, kickback or other similar payment to or from any domestic or foreign government or agency thereof or any other person or
(b) any contribution to any domestic or foreign political party or candidate (other than from personal funds of such shareholder, officer, director or employee not reimbursed by the Company or as permitted by applicable law).

         Section 5.24. BOOKS AND RECORDS. The corporate minute books, and other corporate records of the Company are correct and complete in all material respects and the signatures appearing on all documents contained therein are the true signatures of the person purporting to have signed the same. All actions reflected in said books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction and no meeting of the board of directors of the Company or any committee thereof has been held for which minutes have not been prepared and are not contained in the minute books. To the extent that they exist, all personnel files, reports, strategic planning documents, financial forecasts, accounting and tax records and all other records of every type and description that relate to the business of the Company have been prepared and maintained in accordance with good business practices and, where applicable, in conformity with GAAP and applicable laws and regulations. All such books and records are located in the offices of the Company.

         Section 5.25. CONDITION AND SUFFICIENCY OF ASSETS. All buildings, improvements and equipment owned or leased by the Company are structurally sound, are in good operating condition and repair (subject to normal wear and tear) and are adequate for the uses to which they are being put, and none of such buildings, improvements or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

         Section 5.26. INVESTMENT REPRESENTATIONS. Each of the Company and the Shareholders acknowledges, represents and agrees that:

                  (a) (i) Parent has made available to the Company and the Shareholders the information and documents described in Section 4.5 hereof, (ii) the Shareholders understand the risks associated with ownership of Parent Common Stock, and (iii) the Shareholders are capable of bearing the financial risks associated with such ownership;

                  (b) the Parent Common Stock included within the Merger Consideration (the "Parent Shares") have not been registered under the Securities Act or registered or qualified under any applicable state securities laws;

                  (c) The Parent Shares are being issued to the Shareholders in reliance upon exemptions from such registration or qualification requirements, and the availability of such exemptions depends in part upon the Shareholders' bona fide investment intent with respect to the Parent Shares;

                  (d) Each Shareholder's acquisition of the Parent Shares is solely for its own account for investment, and such Shareholder is not acquiring such Parent Shares for the account of any other person or with a view toward resale, assignment, fractionalization, or distribution thereof;

                  (e) The Shareholders shall not offer for sale, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Parent Shares except in accordance with this Agreement and (i) the registration requirements of the Securities Act and applicable state securities laws or (ii) upon delivery to Parent of an opinion of legal counsel reasonably satisfactory to Parent that an exemption from registration is available or pursuant to an effective registration statement covering the Parent Shares to be sold;

                  (f) The Shareholders have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Parent Shares, and to make an informed investment decision with respect thereto;

                  (g) The Shareholders have had the opportunity to ask questions of, and receive answers from Parent's officers and directors concerning the Shareholders' acquisition of the Parent Shares and to obtain such other information concerning Parent and the Parent Shares, to the extent Parent's officers and directors possessed the same or could acquire it without unreasonable effort or expense, as the Shareholders deemed necessary in connection with making an informed investment decision; and

                  (h) In addition to any other legends required by law or the other agreements entered into in connection herewith, each certificate evidencing the Parent Shares will bear a conspicuous restrictive legend substantially as follows:

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT
                  BEEN REGISTERED UNDER THE SECURITIES ACT
                  OF 1933, AS AMENDED ("ACT"), OR UNDER ANY
                  APPLICABLE STATE SECURITIES LAWS, AND THEY
                  CANNOT BE OFFERED FOR SALE, SOLD,
                  TRANSFERRED, PLEDGED OR OTHERWISE
                  HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE
                  REGISTRATION REQUIREMENTS OF THE ACT AND
                  SUCH OTHER STATE LAWS OR UPON DELIVERY TO
                  THIS CORPORATION OF AN OPINION OF LEGAL
                  COUNSEL

                  SATISFACTORY TO THE CORPORATION THAT AN
                  EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 6.1. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. After the date hereof and prior to the Closing Date, unless Parent shall otherwise agree in writing, the Company shall:

                  (a) conduct its businesses in the ordinary and usual course of business and consistent with past practice;

                  (b) not (i) amend or propose to amend its charters or bylaws,
(ii) split, combine, reorganize, reclassify, recapitalize or take any similar action with respect to their outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise;

                  (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional share of, or any options, warrants or rights of any kind to acquire any share of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock;

                  (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money, (ii) redeem, purchase, acquire or offer to redeem, purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) make any acquisition of any assets or businesses other than expenditures for fixed or capital assets in the ordinary course of business not exceeding $10,000 in any instance or $50,000 in the aggregate, (iv) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business or
(v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (e) use all reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

                  (f) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees;

                  (g) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law;

                  (h) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice;

                  (i) not make, change or revoke any material Tax election or make any material agreement or settlement regarding Taxes with any taxing authority;

                  (j) not make any change in the Company's financial Tax or accounting methods, practices or policies, or in any assumption underlying such a method, practice or policy;

                  (k) give prompt written notice to Parent of the commencement of any Environmental Claim, or non-routine inspection by any governmental authority with responsibility for enforcing or implementing any applicable Environmental Laws, and provide to Parent such information as Parent may reasonably request regarding such Environmental Claim, any developments in connection therewith, and, as applicable, the Company's anticipated or actual response thereto;

                  (l) use its commercially reasonable efforts to cause the transfer of Environmental Permits (on the same terms and conditions), and any financial assurance required thereunder to Parent or Merger Sub as may be necessary under applicable Environmental Laws in connection with the consummation of the transactions under this Agreement to allow Parent or Merger Sub to conduct the business of the Company, as currently conducted;

                  (m) not enter into or assume any contracts or agreements having a value or imposing an obligation upon the Company in excess of $10,000 annually and all contracts or agreements having a value to or imposing an obligation on the Company that have remaining obligations of $50,000 or more, regardless of the annual payment;

                  (n) maintain its books of account and records in the usual, regular and ordinary manner consistent with past policies and practice;

                  (o) not compromise, settle, grant any waiver or release relating to or otherwise adjust any litigation or claims of any nature whatsoever pending against the Company;

                  (p) not take any action or omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth in this Agreement; and

                  (q) not make or commit to make any capital expenditures, except for capital expenditures in the ordinary course of business not in excess of $50,000 in the aggregate.

         Section 6.2. CONTROL OF THE COMPANY'S OPERATIONS. Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

         Section 6.3. OTHER OFFERS. Except in connection with the transactions contemplated by this Agreement, from and after the date hereof, the Company and the Shareholders shall not, and shall not permit any of the Company's shareholders, officers, directors, employees, Affiliates, representatives or agents to, directly or indirectly, (i) solicit, initiate or knowingly encourage any offer or proposal for, or any indication of interest in, a merger or business combination involving the Company or the acquisition of an equity interest in, or any substantial portion of the assets of, the Company or (ii) engage in negotiations with or disclose any nonpublic information relating to the Company or Parent, or afford access to the properties, books or records of the Company, to any Person. The Company shall promptly notify and provide copies to Parent of any offer, proposal or indication of interest, or communication with respect thereto, delivered to or received from any third party.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

         Section 7.1. ACCESS TO INFORMATION. The Company shall afford to Parent and Merger Sub and their respective accountants, counsel, financial advisors and other representatives (the "Parent Representatives") full access during normal business hours throughout the period prior to the Effective Time to all of its respective properties (including without limitation to conduct soil, groundwater, ambient air or other environmental testing or analyses), books, contracts, personnel, representatives of or contacts with governmental or regulatory authorities, agencies or bodies, commitments, and records (including, but not limited to, Tax Returns and any and all records or documents which are within the possession of governmental or regulatory authorities, agencies or bodies, and the disclosure of which the Company can facilitate or control) and, during such period, shall furnish promptly to Parent and Merger Sub all such information concerning its respective businesses, properties and personnel as Parent or Merger Sub, as the case may be, shall request. No investigation pursuant to this Section shall affect any representation or warranty made by any party.

         Section 7.2. REGISTRATION STATEMENT. Parent shall file with the SEC promptly upon receipt of written request from any Shareholder (provided that such request may be made or delivered no earlier than October 1, 1999), the Registration Statement and shall use reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as reasonably practicable. Parent shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Common Stock pursuant hereto. Parent and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with this Section. Notwithstanding any other provisions set forth herein, except for Parent Shares issued pursuant to Section 3.1(b), no Parent Shares may be transferred or sold during the 12 months following Closing.

         Section 7.3. SYNAGRO LIQUIDITY PROGRAM. Notwithstanding any other provision set forth herein, with respect to all sales by the Shareholders of Parent Shares through the NASDAQ or any such other exchange, the Shareholders may only sell such shares on any day after the first sale of Parent Common Stock has occurred through the NASDAQ or such other exchange on such day and thereafter the Shareholders may only sell 1,000 Parent Shares in the aggregate for each 1,000 shares of Parent Common Stock sold by unrelated third parties through the NASDAQ or such other exchange on such day. In no event shall the plan of distribution of Parent Shares include the use of a contractual underwriter, nor shall Parent have any obligation to enter into an underwriting agreement with any investment banking firm participating as a broker in the execution of any such resales. Parent agrees that it will furnish to the Shareholders such number of prospectuses, prospectus supplements, or other documents incident to any registration, qualification or compliance referred to herein as the Shareholders from time to time may reasonably request.

         Section 7.4. EXCHANGE LISTING. Parent shall use its reasonable efforts to effect, at or before the effective date of the Registration Statement, authorization for listing on NASDAQ, upon official notice of issuance, of the shares of Parent Common Stock to be issued pursuant to the Merger.

         Section 7.5. EXPENSES AND FEES. All costs and expenses incurred by Parent and Merger Sub in connection with this Agreement and the transactions contemplated hereby (including but not limited to attorneys and accountants fees and expenses) shall be paid by Parent; all such costs and expenses incurred by the Company shall be paid by the Company; and all such costs and expenses incurred by the Shareholders shall be paid by the Shareholders.

         Section 7.6. AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary, proper or advisable waivers, consents and approvals under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of the Company.

         Section 7.7. PUBLIC STATEMENTS. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation.

         Section 7.8. NOTIFICATION OF CERTAIN MATTERS. Each of the Company, Parent and Merger Sub agrees to give prompt notice to each other of, and to use their respective reasonable best efforts to prevent or promptly remedy, (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect (or in all respects in the case of any representation or warranty containing any materiality qualification) at any time from the date hereof to the Effective Time and (ii) any material failure (or any failure in the case of any covenant, condition or agreement containing any materiality qualification) on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

         Section 8.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver, if permissible, at or prior to the Effective Time of the following conditions:

                  (a) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted); and

                  (b) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal.

         Section 8.2. CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Parent and Merger Sub shall have performed in all material respects (or in all respects in the case of any agreement containing any materiality qualification) their agreements contained in this Agreement required to be performed on or prior to the Closing Date;

                  (b) the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on and as of the date made and on and as of the Closing Date as if made at and as of such date;

                  (c) the Company shall have received a certificate executed on behalf of Parent by the Chief Executive Officer or a Vice President of Parent and on behalf of Merger Sub by the President or a Vice President of Merger Sub with respect to (a) and (b) above; and

                  (d) the Company shall have received an opinion from Parent's in-house counsel or Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., in form reasonably satisfactory to the Company.

         Section 8.3. CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB TO EFFECT THE MERGER. Unless waived by Parent and Merger Sub, the obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

                  (a) the Company shall have performed in all material respects (or in all respects in the case of any agreement containing any materiality qualification) its agreements contained in this Agreement required to be performed on or prior to the Closing Date;

                  (b) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on and as of the date made and on and as of the Closing Date as if made at and as of such date;

                  (c) since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a Material Adverse Effect;

                  (d) all governmental waivers, consents, orders, permit transfers (including without limitation Environmental Permits) and approvals legally required for the consummation of the Merger and the transactions contemplated hereby or to permit Parent to carry on the business of the Company after Closing in accordance with past customs and practice shall have been obtained and be in effect at the Closing Date, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value of the Company to Parent;

                  (e) all waivers, consents and approvals from third parties necessary for the transfer of any material contracts, financial assurances and any other rights and benefits in connection with the Merger, or necessary for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date;

                  (f) all transactions, contracts, agreements and guarantees between the Company and any Shareholder or any Affiliate of the Company or any Shareholder shall have been terminated and all amounts owed by the Shareholders and their Affiliates to the Company shall have been paid in full;

                  (g) the Company shall have distributed the building and real property located at 315 Boger Road, Mocksville, North Carolina to Grace Draman, Grace Draman shall have assumed all indebtedness with respect thereto and the Company shall have entered into new long-term real property leases with respect to such facility and any real property and other properties owned by any Shareholder or any of their Affiliates and used in the business of the Company in form and upon terms satisfactory to Parent; provided, however, in no event shall such lease payments under such leases exceed the aggregate amount paid for such properties under current leases;

                  (h) the Company shall have minimum tangible net worth at Closing shall be $2,450,000.

                  (i) the officers and directors of the Company shall deliver to Parent an instrument dated the Closing Date releasing the Company from any and all claims of such officers and directors (except as to accrued compensation prior to the Closing Date in accordance with the terms of the Agreement);

                  (j) Parent shall have completed its due diligence review regarding the Company and its business, operations, assets, liabilities, taxes, insurance, contracts, prospects and environmental and other matters as Parent deems relevant and Parent shall not have discussed any condition with respect to such matters materially and adversely different from the representations and warranties in Article V hereof;

                  (k) the Board of Directors of Parent shall approve this Agreement and the closing of the transactions contemplated herein;

                  (l) Parent shall have received a legal opinion from Womble Carlyle Sandridge & Rice, PLLC, in form reasonably satisfactory to Parent;

                  (m) Grace A. Draman shall have entered into a Consulting Agreement in the form attached hereto as Exhibit B, and a Covenant Not to Compete Agreement in the form attached hereto as Exhibit C. Grace A. Draman's Consulting Agreement shall be for an initial term of two years and require full time involvement for the six month period after Closing with annual compensation of $120,000 during the first year and $100,000 during the second year.

                  (n) Dennis Draman shall have entered into a Covenant Not to Compete Agreement in the form attached hereto as Exhibit D;

                  (o) Grace Draman shall have purchased the Winnebago RV for the Company's book value and shall have assumed all debt and lease obligations with respect to such Winnebago RV and the Jaguar automobile lease; and

                  (p) Parent shall have received a certificate executed on behalf of the Company by the President or Chief Executive Officer of the Company and each of the Shareholders with respect to (a) through (h) above.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

         Section 9.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time as follows:

                  (a) The Company shall have the right to terminate this
Agreement:

                           (i) if the representations and warranties of Parent
and Merger Sub shall fail to be true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on and as of the date made or, except in the case of any such representations and warranties made as of a specified date, on and as of any subsequent date as if made at and as of subsequent date and such failure shall not have been cured in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) within 30 days after written notice of such failure is given to Parent by the Company;

                           (ii) if the Merger is not completed by November 6,
1998 (provided that the right to terminate this Agreement under this Section 9.1(a)(ii) shall not be available to the Company if the failure of the Company or the Shareholders to fulfill any obligation to Parent under or in connection with this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

                           (iii) if the Merger is enjoined by a final,
unappealable court order; or

                           (iv) if Parent or Merger Sub (A) fails to perform in
any material respect any of its covenants (or in all respects in the case of any covenant containing any materiality qualification) in this Agreement and (B) does not cure such default in all material respects (or in all respects in the case of any covenant containing any materiality qualification) within 30 days after notice of such default is given to Parent by the Company.

                  (b) Parent shall have the right to terminate this Agreement;

                           (i) if the representations and warranties of the
Company and the Shareholders shall fail to be true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on and as of the date made or, except in the case of any such representations and warranties made as of a specified date, on and as of any subsequent date as if made at and as of such subsequent date and such failure shall not have been cured in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) within 30 days after written notice of such failure is given to the Company by Parent;

                           (ii) if the Merger is not completed by November 6,
1998 (provided that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to Parent if the failure of Parent to fulfill any obligation to the Company under or in connection with this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

                           (iii) if the Company or the Shareholders (A) fail to
perform in any material respect (or in all respects in the case of any covenant containing any materiality qualification) any of its covenants in this Agreement and (B) do not cure such default in all material respects (or in all respects in the case of any covenant containing any materiality qualification) within 30 days after notice of such default is given to the Company by Parent.

                  (c) The Board of Directors of the Company and Parent mutually agree.

         Section 9.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company pursuant to the provisions of Section 9.1, this Agreement shall forthwith become void and there shall be no further obligations on the part of the Company, Parent, Merger Sub or their respective officers or directors.

         Section 9.3. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

         Section 9.4. EXTENSIONS; WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X
                                 INDEMNIFICATION

         Section 10.1. THE SHAREHOLDERS' INDEMNITY OBLIGATIONS. The Shareholders shall severally and not jointly, indemnify and hold harmless the Company, Parent and the Company's and Parent's respective officers, directors, stockholders, employees, agents, representatives and Affiliates (each a "Parent Indemnified Party") from and against any and all claims (including without limitation, Environmental Claims), actions, causes of action, arbitrations, proceedings, losses, damages, remediations, liabilities, strict liabilities, judgments, fines, penalties and expenses (including, without limitation, reasonable attorneys' fees) (collectively, the "Indemnified Amounts") incurred by a Parent Indemnified Party or for which a Parent Indemnified Party bears responsibility as a result of (a) any breach or misrepresentation in any of the representations and warranties made by or on behalf of the Company and/or the Shareholders in this Agreement, including without limitation with respect to environmental matters, or any certificate or instrument delivered in connection with this Agreement, (b) any violation or breach by the Company and/or the Shareholders of or default by the Company and/or the Shareholders under the terms of this Agreement or any certificate or instrument delivered in connection with this Agreement, (c) any act or omission by the Company, the Shareholders or any officer, director, employee, agent or representative of the Company, occurring on or prior to the Closing Date (including any claim by a third party, including employees and customers arising out of or related to any act or omission by the Company, any of the Shareholders or any shareholder, officer, director, employee, agent or representative of the Company occurring on or prior to the Closing Date, or (d) any Environmental Claim and/or any violation of any Requirements of Environmental Law if such Environmental Claim or violation relates, directly or indirectly, to events, conditions, operations, facts or circumstances which occurred or commenced on or prior to the Closing Day. For purposes of this Section 10.1, Indemnified Amounts shall include without limitation those Indemnified Amounts ARISING OUT OF THE STRICT LIABILITY (INCLUDING BUT NOT LIMITED TO STRICT LIABILITY ARISING PURSUANT TO ENVIRONMENTAL
LAWS) OR NEGLIGENCE OF ANY PARTY (EXCLUDING THE PARENT, ITS OFFICERS, DIRECTORS, STOCKHOLDERS, EMPLOYEES, AGENTS,

REPRESENTATIVES AND AFFILIATES), WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE.

         Section 10.2. PARENT'S INDEMNITY OBLIGATIONS. Parent shall indemnify and hold harmless the Shareholders and the Shareholders' agents, representatives and Affiliates (each a "Shareholders' Indemnified Party") from and against any and all Indemnified Amounts incurred by a Shareholders' Indemnified Party as a result of (a) any breach or misrepresentation in any of the representations and warranties made by or on behalf of Parent or Merger Sub in this Agreement or any certificate or instrument delivered in connection with this Agreement, or (b) any violation or breach by Parent or Merger Sub of or default by Parent under the terms of this Agreement or any certificate or instrument delivered in connection with this Agreement.

         Section 10.3. INDEMNIFICATION PROCEDURES. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                  (a) A party claiming indemnification under this Agreement (an "Indemnified Party") shall with reasonable promptness (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") for which indemnification is sought and (ii) transmit to the Indemnifying Party a copy of all papers served with respect to such claim (if any) and a written notice ("Claim Notice") containing a description in reasonable detail of the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

         Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

         If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 10.3(a). The Indemnifying Party shall have full control of such defense and proceedings. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall reasonably deem necessary or appropriate to protect its interests. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. Except as otherwise provided herein, the Indemnified Party may participate in, but not control, any defense or settlement of any Third Party claim controlled by the Indemnifying Party pursuant to this Section 10.3 and shall bear its own costs and expenses with respect to such participation.

         If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to the preceding paragraph, or if the Indemnifying Party elects to defend the Indemnified Party but fails to prosecute or settle the Third Party Claim as herein provided or if the Indemnified Party reasonably objects to such election on the grounds that counsel for such Indemnifying Party cannot represent both the Indemnified Party and the Indemnifying Parties because such representation would be reasonably likely to result in a conflict of interest, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 10.3, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

         The Indemnifying Party shall not settle or compromise any Third Party Claim unless (i) the terms of such compromise or settlement require no more than the payment of money (i.e., such compromise or settlement does not require the Indemnified Party to admit any wrongdoing or take or refrain from taking any action), (ii) the full amount of such monetary compromise or settlement will be paid by the Indemnifying Party, and (iii) the Indemnified Party receives as part of such settlement a legal, binding and enforceable unconditional satisfaction and/or release, in form and substance reasonably satisfactory to it, providing that such Third Party Claim and any claimed lability of the Indemnified Party with respect thereto is being fully satisfied by reason of such compromise or settlement and that the Indemnified Party is being released from any and all obligations or liabilities it may have with respect thereto. The Indemnified Party shall not settle or admit liability to any Third Party Claim without the prior written consent of the Indemnifying Party unless (x) the Indemnifying Party has disputed its potential liability to the Indemnified Party, and such dispute either has not been resolved or has been resolved in favor of the Indemnifying Party or (y) the Indemnifying Party has failed to respond to the Indemnified Party's Claim Notice.

                  (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

         Section 10.4. DETERMINATION OF INDEMNIFIED AMOUNTS. The Indemnified Amounts payable by an Indemnifying Party hereunder shall be determined (i) by the written agreement of the parties, (ii) by mediation, (iii) by binding arbitration pursuant to Section 11.6 hereof, (iv) by a final judgment or decree of any court of competent jurisdiction, or (v) by any other means agreed to in writing by the parties. A judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken have been fully determined. In calculating or determining the Indemnified Amounts, such calculation or determination shall take into account the actual receipt of any amounts from any third party and the reductions to such Indemnified Amounts in
Section 10.7.

         Section 10.5. LIMITATION OF SHAREHOLDERS' LIABILITY.

                  (a) Notwithstanding anything to the contrary contained in
Article X, the aggregate liability of the Shareholders for any event or occurrence giving rise to the Shareholders being required to indemnify Parent Indemnified Parties pursuant to Section 10.1 of this Agreement shall be limited to the sum of the Merger Consideration plus the amounts deducted from the cash portion of the Merger Consideration pursuant to Section 3.1(a)(ii)(1) and (2).

                  (b) Parent Indemnified Parties are entitled to indemnification pursuant to Section 10.1 only to the extent that the amount of any Indemnified Amount, individually or in the aggregate, exceeds $25,000 and then to the full amount of such Indemnified Amount.

         Section 10.6. LIMITATION OF PARENT'S LIABILITY.

                  (a) Notwithstanding anything to the contrary contained in
Article X, the aggregate liability of Parent for any event or occurrence giving rise to Parent being required to indemnify Shareholders' Indemnified Parties pursuant to Section 10.2 shall be limited to $2,000,000.

                  (b) Shareholders' Indemnified Parties are entitled to indemnification pursuant to Section 10.2 only to the extent that the amount of any Indemnified Amount, individually or in the aggregate, exceeds $25,000 and then to the full amount of such Indemnified Amount.

         Section 10.7. LIMITATION ON INDEMNIFIED AMOUNTS. Notwithstanding any provision of this Article X to the contrary, Indemnified Amounts owed by an Indemnifying Party to an Indemnified Party shall be reduced by the amount of any mitigating recovery or benefit (net of reasonable expenses and tax and other costs incurred in obtaining such recovery or benefit) an Indemnified Party shall have received or otherwise enjoyed with respect thereto from: (i) any recovery under any insurance policies, without regard to whether the Indemnified Party or another person paid the premiums therefor; and (ii) the amount of tax or other economic benefit (if any) to any Indemnified Party or its affiliate occurring in connection with the occurrence of any action, cause of action, arbitration, proceeding, loss, damage, remediation, liability, strict liability, judgment, fine, penalty and expense in connection with an event leading to the accrual of Indemnified Amounts. If such a mitigating recovery or benefit set forth in
Section 10.7(i) and (ii) above is received or enjoyed by an Indemnified Party after it receives payment or other credit under this Agreement with respect to Indemnified Amounts, then a refund equal in aggregate amount to the mitigating recovery, net of reasonable expenses and tax or other costs incurred in obtaining recovery, shall be made promptly to the Indemnifying Party.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         Section 11.1. SURVIVAL. The representations and warranties set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall be continuing and shall survive the Closing for a period of two years following the Closing Date; provided, however, that in the case of all representations and warranties, there shall be no such termination with respect to any such representation or warranty as to which a bona fide claim has been asserted by written notice of such claim delivered to the party or parties making such representation or warranty prior to the expiration of the survival period; provided, further, that the representations and warranties set forth in Sections 5.2 and 5.15 hereof shall survive the Closing indefinitely, the representations and warranties set forth in Sections 5.8, 5.10, 5.12, 5.19 and
5.23 shall survive the Closing for the greater of three years or the statutory survival period, and the representations and warranties set forth in Section 5.5 shall survive the Closing for three years. The covenants and agreements, including but not limited to indemnification obligations, set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall be continuing and survive Closing; provided, however, that the indemnification obligations of the parties hereto (i) set forth in Sections 10.1(a) and 10.2(a) with respect to a breach of a representation or warranty shall terminate at the time such particular representation or warranty shall terminate, and (ii) set forth in Sections 10.1(b) and 10.2(b) shall terminate three years following the Closing Date. The indemnification obligations of the Shareholder set forth in Sections 10.1(c) and (d) shall survive the Closing indefinitely.

         Section 11.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If to Parent or Merger Sub to:

                           Synagro Technologies, Inc.
                           5850 San Felipe, Suite 500
                           Houston, Texas 77057
                           Attention: Mark A. Rome
                           Telecopy: 713/706-6181

                  with a copy to:

                           Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                           3400 Chase Tower
                           600 Travis
                           Houston, Texas 77002
                           Attention: Michael T. Peters
                           Telecopy: 713/223-3717

                  (b) if to the Company (prior to Closing) or the Shareholders, to:

                           Grace A. Draman
                           431 Riverbend
                           Advance, North Carolina 27006
                           Telecopy: 336/940-5021

                           Dennis Draman

                           ------------------------------
                           ------------------------------

                  with a copy to:

                           Murray C. Greason, Jr.
                           Womble Carlyle Sandridge & Rice, PLLC
                           200 West 2nd Street
                           Winston-Salem, North Carolina 27101
                           Telecopy: 336/733-8388

         Section 11.3. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

         Section 11.4. MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise except that Merger Sub may assign this Agreement to any other wholly-owned Subsidiary of Parent, but no such assignment shall relieve the Parent or the Merger Sub, as the case may be, of its obligations hereunder.

         Section 11.5. GOVERNING LAW. EXCEPT FOR APPLICATION OF THE NCBCA TO THE MERGER, THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

         Section 11.6.  BINDING ARBITRATION.

                  (a) GENERAL. Notwithstanding any provision of this Agreement to the contrary, upon the request of any party (defined for the purpose of this provision to include affiliates, principles and agents of any such party), any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement or any agreement executed in connection herewith or contemplated hereby, or the breach, termination, interpretation, or validity hereof or thereof (hereinafter referred to as a "Dispute"), shall be finally resolved by mandatory and binding arbitration in accordance with the terms hereof. Any party to this Agreement may bring an action in court to compel arbitration of any Dispute. Any party who fails or refuses to submit any Dispute to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses incurred by the opposing party in compelling arbitration of such Dispute.

                  (b) GOVERNING RULES. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be Houston, Texas. Notwithstanding Section 11.5, the arbitration and this clause shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss. 1 et seq. (the "Federal Arbitration Act"). The arbitrator shall award all reasonable and necessary costs (including the reasonable fees and expenses of counsel) incurred in conducting the arbitration to the prevailing party in any such Dispute. The parties expressly waive all rights whatsoever to file an appeal against or otherwise to challenge any award by the arbitrators hereunder; provided, that the foregoing shall not limit the rights of either party to bring a proceeding in any applicable jurisdiction to confirm, enforce or enter judgment upon such award (and the rights of the other party, if such proceeding is brought to contest such confirmation, enforcement or entry of judgment, but only to the extent permitted by the Federal Arbitration Act).

                  (c) NO WAIVER; PRESERVATION OF REMEDIES. No provision of, nor the exercise of any rights under this Agreement shall limit the right of any party to apply for injunctive relief or similar equitable relief with respect to the enforcement of this Agreement or any agreement executed in connection herewith or contemplated hereby, and any such action shall not be deemed an election of remedies. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action for injunctive relief or similar equitable relief shall not constitute a waiver of the right of any party, including without limitation the plaintiff, to submit any Dispute to arbitration nor render inapplicable the compulsory arbitration provisions of this Agreement.

                  (d) ARBITRATION PROCEEDING. In addition to the authority conferred on the arbitration tribunal by the rules specified above, the arbitration tribunal shall have the authority to order reasonable discovery, including the deposition of party witnesses and production of documents. The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the parties. All statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding. Any attorney-client privilege and other protection against disclosure of confidential information, including without limitation any protection afforded the work-product of any attorney, that could otherwise be claimed by any party shall be available to and may be claimed by any such party in any arbitration proceeding. No party waives any attorney-client privilege or any other protection against disclosure of confidential information by reason of anything contained in or done pursuant to or in connection with this Agreement. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information to the parties' legal counsel or auditors or those required by applicable law. The arbitrators shall determine the matters in dispute in accordance with the substantive law of Texas, without regard to conflict of law rules.

                  (e) APPOINTMENT OF ARBITRATORS. The arbitration shall be conducted by three (3) arbitrators. The party initiating arbitration (the "Claimant") shall appoint its arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall appoint its arbitrator within thirty (30) days after receipt of the Request and shall notify the Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such thirty (30) day period, the arbitrator named in the Request shall decide the controversy or claim as sole arbitrator. Otherwise, the two (2) arbitrators appointed by the parties shall appoint a third (3rd) arbitrator within thirty (30) days after the Respondent has notified Claimant of the appointment of the Respondent's arbitrator. When the third (3rd) arbitrator has accepted the appointment, the two (2) party-appointed arbitrators shall promptly notify the parties of the appointment. If the two (2) arbitrators appointed by the parties fail to appoint a third (3rd) arbitrator or so to notify the parties within the time period prescribed above, then the appointment of the third (3rd) arbitrator shall be made by the American Arbitration Association, which shall promptly notify the parties of the appointment. The third (3rd) arbitrator shall act as Chair of the panel.

                  (f) OTHER MATTERS. This arbitration provision constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations and other communications on dispute resolution. This arbitration provision shall survive any termination, amendment, renewal, extension or expiration of this Agreement or any agreement executed in connection herewith or contemplated hereby unless the parties otherwise expressly agree in writing. The obligation to arbitrate any dispute shall be binding upon the successors and assigns of each of the parties.

         Section 11.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 11.8. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 11.9. ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

         Section 11.10. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers and attested to as of the date first written above.


                             SYNAGRO TECHNOLOGIES, INC.


                             By: /s/ Ross M. Pattern
                                ----------------------------------------
                             Name:     Ross M. Patten
                                  --------------------------------------
                             Title:    Chairman and CEO
                                   -------------------------------------


                             EWR ACQUISITION CORP.


                             By: /s/ Ross M. Patten
                                ----------------------------------------
                             Name:     Ross M. Patten
                                  --------------------------------------
                             Title:    Chairman and CEO
                                   -------------------------------------


                             ENVIRONMENTAL WASTE RECYCLING, INC.


                             By: /s/ Grace A. Draman
                                ----------------------------------------
                             Grace A. Draman, President


                             THE SHAREHOLDERS


                             /s/ Grace A. Draman
                             -------------------------------------------
                             Grace A. Draman, Individually


                              /s/ Dennis Draman
                              ------------------------------------------
                              Dennis Draman, Individually

                                    EXHIBIT A

                                    GLOSSARY

         For purposes of this Agreement, the following terms shall have the meaning specified or referred to below when capitalized (or if not capitalized, unless the context clearly requires otherwise) when used in this Agreement.

         "Business Facility" includes any property (whether real or personal) which the Company or any of its Subsidiaries currently leases, operates, or owns or manages in any manner or which the Company or any of its Subsidiaries or any of their respective organizational predecessors formerly leased, operated, owned or managed in any manner.

         "Environmental Claim" means any claim; litigation; demand; action; cause of action; suit; loss; cost, including, but not limited to, attorneys' fees, diminution in value, and expert's fees; damage; punitive damage; fine, penalty, expense, liability, criminal liability, strict liability, judgment, governmental or private investigation and testing; notification of status of being potentially responsible for clean-up of any facility or for being in violation or in potential violation of any Requirement of Environmental Law; proceeding; consent or administrative orders, agreements or decrees; lien; personal injury or death of any person; or property damage, whether threatened, sought, brought or imposed, that is related to or that seeks to recover losses, damages, costs, expenses and/or liabilities related to, or seeks to impose liability for: (i) improper use or treatment of wetlands, pinelands or other protected land or wildlife; (ii) noise; (iii) radioactive materials (including naturally occurring radioactive materials ["NORM"]; (iv) explosives; (v) pollution, contamination, preservation, protection, decontamination, remediation or clean-up of the air, surface water, groundwater, soil or protected lands;
(vi) solid, gaseous or liquid waste generation, handling, discharge, release, threatened release, treatment, storage, disposal or transportation; (vii) exposure of persons or property to Materials of Environmental Concern and the effects thereof; (viii) the release or threatened release (into the indoor or outdoor environment), generation, extraction, mining, beneficiating, manufacture, processing, distribution in commerce, use, transfer, transportation, treatment, storage, disposal of Remediation of Materials of Environmental Concern; (ix) injury to, death of or threat to the health or safety of any person or persons caused directly or indirectly by Materials of Environmental Concern; (x) destruction caused directly or indirectly by Materials of Environmental Concern or the release or threatened release of any Materials of Environmental Concern or any property (whether real or personal);
(xi) the implementation of spill prevention and/or disaster plans relating to Material of Environmental Concern; (xiii) community right-to-know and other disclosure laws; or (xiii) maintaining, disclosing or reporting information to Governmental Authorities of any other third person under any Environmental Law. The term, "Environmental Claim," also includes, without limitation, any losses, damages, costs, expenses and/or liabilities incurred in testing.

         "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, guidance document, order, consent agreement, order or consent judgment, decree, injunction, requirement or agreement with any governmental entity or any judicial or administrative decision relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern, in each case as amended from time to time, or (z) health, worker protection or community's right to know. The term "Environmental Law" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, each as amended from time to time, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Materials of Environmental Concern.

         "Environmental Permits" means all permits, licenses, certificates, registrations, identification numbers, applications, consents, approvals, variances, notices of intent, and exemptions necessary for the ownership, use and/or operation of any current Business Facility to comply with Requirements of Environmental Laws.

         "GAAP" means generally accepted accounting principles applied on a consistent basis.

         "Intellectual Property" includes all fictitious business names, trade names, brand names, registered and unregistered trademarks, service marks and applications, all patents and patent applications, all copyrights in both published works and unpublished works, and all inventions, processes, formulas, patterns, designs, know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings and blue prints owned, used or licensed by the Company or its Subsidiaries as licensee or licensor.

         When used in this Agreement in connection with the Company and its Subsidiaries, or Parent and its Subsidiaries, as the case may be, "Material Adverse Effect" means any event, occurrence, fact, condition, change, development or effect that is or could reasonably be anticipated to be materially adverse to the business, assets (including intangible assets), liabilities, financial condition, results of operations, properties (including intangible properties) or business prospects of the Company and all of its Subsidiaries or the Parent and all of its Subsidiaries, as applicable, taken as a whole.

         "Materials of Environmental Concern" means: (i) those substances included within the statutory and/or regulatory definitions or listings of "hazardous substance," "medical waste," "special waste," "hazardous waste," "extremely hazardous substance," "regulated substance," "hazardous materials," or "toxic substances," under any Environmental Law; (ii) any material, waste or substance which is or contains: (A) petroleum, oil or a fraction thereof, (B) explosives, (C) radioactive materials (including naturally occurring radioactive materials), or
(D) solid wastes that pose imminent and substantial endangerment to health or the environment; and (iii) such other substances, materials, or wastes that are or become classified or regulated as hazardous or toxic under any applicable federal, state or local law or regulation. To the extent that the laws or regulations of any applicable state or local jurisdiction establish a meaning for any term defined herein through reference to federal Environmental Laws which is broader than the meaning under such federal Environmental Laws, such broader meaning shall apply.

         "Net Working Capital" means current assets less current liabilities as determined in accordance with GAAP.

         "Remediation" means any action necessary to: (i) comply with and ensure compliance with the Requirements of Environmental Laws and (ii) the taking of all reasonably necessary precautions to protect against and/or respond to, remove or remediate or monitor the release or threatened release of Materials of Environmental Concern at, on, in, about, under, within or near the air, soil, surface water, groundwater or soil vapor at any Business Facility of the Company or any of its Subsidiaries or of any property affected by the business of the Company or any of its Subsidiaries.

         "Requirement(s) of Environmental Law(s)"means all requirements, conditions, restrictions or stipulations of Environmental Laws imposed upon or related to the Company or any of its Subsidiaries or the assets, Business Facilities and/or the business of the Company or any of its Subsidiaries.

         "Subsidiary" shall mean, when used with reference to an entity, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, or a majority of the outstanding voting securities of which, are owned directly or indirectly by such entity.

         "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

         "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns and documents (i) with respect to or accompanying payments of estimated Taxes or (ii) with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

                                    EXHIBIT B

                     CONSULTING AGREEMENT - GRACE A. DRAMAN

                              CONSULTING AGREEMENT


THIS CONSULTING AGREEMENT (this "Agreement") dated as of October ___, 1998 is entered into by and between Synagro Technologies, Inc., a Delaware corporation (the "Company"), and Grace Draman ("Consultant").

                                    ARTICLE I

         Consultant agrees to be engaged by the Company, and the Company agrees to engage Consultant, to provide consulting services to the Company on the following terms.

         1. Initial Term -

         For a period of six (6) months beginning on the date of closing of Company's merger with Environmental Waste Recycling, Inc. ("Initial Term") Consultant shall devote a minimum of forty (40) hours per week to the business of the Company. Consultant shall perform such services for the Company at the Company's request relating to matters determined by the Company from time to time, including aiding in Environmental Waste Recycling , Inc.'s ("EWR, Inc.") transition to a Company subsidiary. Consultant agrees to be available to perform the duties requested by Company at such times as are reasonably required by Company during the Initial Term. Consultant shall also speak as a representative of Company at two (2) industry conferences during the initial term. It shall be Consultant's responsibility to identify the conferences and have them approved by Company in advance (such approval not to be unreasonably withheld).

         2. Remaining Term -

         Beginning immediately after the Initial Term and continuing for a period of eighteen (18) months ("Remaining Term") Consultant agrees to perform such duties as:

                  (i) Speaking at industry conferences identified by Consultant and approved by Company (such approval not to be unreasonably withheld);

                  (ii) Speaking and meeting with EWR, Inc.'s existing and future clients to promote Company and to identify and to attempt to ascertain solutions to any problems adversely affecting Company's business relationships with such clients;

                  (iii) Speaking and meeting with potential clients of Company for purposes of soliciting new business for Company and attempting to identify new business opportunities for Company;

                  (iv) Using her best efforts to identify and present bid proposals to potential Company clients;

                  (v) Serving on the advisory board of Company and, upon reasonable prior written notice of such meetings provided by Company, attending meetings of such board when her attendance is necessary;

                  (vi) Providing monthly written reports to Company's CEO explaining her performance of the duties set forth in
                           (ii) through (iv) above, and providing other periodic oral reports as necessary.

         Notwithstanding the foregoing, Consultant shall be required to dedicate no more than 40 hours per month during the Remaining Term for the performance of the above duties.

         During both the Initial Term and the Remaining Term (collectively the "Term") Consultant also agrees to actively, through telephone calls, letters and personal visits, assist Company's efforts to maintain, renew, extend, expand and develop the following EWR, Inc. contracts:

                  1)       Jefferson County, Alabama Project;
                  2)       City of Winston-Salem Project;
                  3)       WestPoint Stevens Contract;
                  4)       Hanes Dye & Finishing Contract; and
                  5)       Monsanto Contract

         Consultant agrees to include in her monthly written report an explanation of each of her contacts and communications with the clients in charge of the above-referenced contracts. Consultant agrees to perform such other acts, as reasonably requested by Company, as well as assist the Company's efforts to develop, maintain, renew, expand and extend the above contracts (and all related contracts and leases), including, but not limited to, making herself available to participate, in person, in all negotiations and meetings related to the contract renewals.

         Subject to earlier termination as provided in Article IV, the term of this Agreement will commence on the closing date and continue for a period of twenty four (24) months which shall include the entire Term. Either party may terminate this Agreement for any reason whatsoever, with or without cause, upon 30 days' written notice, provided that the effective date of termination is a date after the expiration of the Term.

                                   ARTICLE II

         In consideration for the services provided by Consultant to the Company hereunder, the Company shall pay to Consultant during the term of this Agreement the compensation specified on Exhibit A hereto which is incorporated herein by reference. Consultant shall at all times be deemed to be an independent contractor, and Consultant shall in no sense be considered an employee or agent of the Company. Consultant shall have no power, authority or right to enter into contracts or commitments on behalf of the Company. Consultant hereby warrants and represents that her engagement as a Consultant pursuant to this Agreement, and the performance of her duties as required by this Agreement, do not violate any agreements or relationships existing between Consultant and any other person.

                                   ARTICLE III

         Consultant agrees to and hereby does waive participation in and receipt of benefits under any "employee benefit plan" as defined in ERISA Section 3(3) sponsored or maintained by the Company, EWR, Inc. or any member of the controlled group of corporations with the Company (within the meaning of Section 414(b) of the Internal Revenue Code of 1986). It is the intent of Consultant and the Company that this provision supersede any "benefit plan" provision which might otherwise provide benefits to Consultant.

                                   ARTICLE IV

         The Company can terminate Consultant for cause at any time immediately upon written notice to Consultant, upon:


         1. Consultant's failure or refusal to perform the consulting services referred to in this Agreement;;

         2. Consultant's conviction of, or entry of a plea of guilty or nolo contendre to, a felony;

         3. Consultant's perpetration of an act of fraud against, or Consultant's theft of property from Company or any affiliate of Company;

         4. Consultant's violation of any material federal or state law or regulation applicable to the business of Company or any affiliate of Company;

         5. Consultant's violation of any material provision of her Covenant Not to Compete Agreement with Company, dated as of the date hereof;

         6. Consultant's disability, if Consultant is unable to perform her duties hereunder for 30 days in any 45-day period during the Term of this Agreement due to such disability (for purposes of this Agreement "disability" shall be deemed to exist at all times that Consultant is considered unable by reason of physical or mental incapacity, impairment or infirmity, to perform her duties set forth herein and the determination of the existence or nonexistence of such disability shall be made by a medical doctor who is licensed to practice medicine in North Carolina or Texas but is not otherwise employed by or affiliated with Company and who shall be selected by the Board of Directors of Company in good faith; or

         7. Consultant's death.


                                    ARTICLE V

         During the Term of this Agreement and thereafter, Consultant shall hold in strict confidence, and shall not disclose to any person (other than the Company or an affiliate of the Company designated by the Company) any confidential information of the Company or any affiliate or subsidiary of the Company. For purposes of this Article V the term "confidential information" shall include, without limitation, trade secrets, customer and supplier lists, customer and supplier contracts, Consultant contracts and the details thereof, pricing policies, operational methods, marketing plans or strategies, business acquisition plans, personnel acquisition plans and all other information pertaining to the business of the Company or any affiliate of the Company that is not generally available to the public, and Consultant shall not use such confidential information except for the sole benefit of the Company or an affiliate of the Company designated by the Company.

                                   ARTICLE VI

         Consultant and the Company acknowledge that damages are an inadequate remedy at law for the breach of the terms of Article V hereof and, accordingly, the Company is hereby granted and shall have the right of injunction (any requirements for posting of bonds for injunction are hereby expressly waived) and such other and further relief, both in law and in equity, as the Company may be entitled to receive under the laws of the State of Texas, in the event Consultant breaches or threatens to breach any of the covenants or agreements contained in Article V hereof. In the event any provisions hereof shall be modified or held ineffective by any Court in any respect, such adjudication shall not invalidate or render ineffective the balance of the provisions hereof, and the provisions hereof shall be enforced to the maximum extent allowed by law. This Agreement shall be governed by the laws of the State of Texas. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests, duties and obligations hereunder shall be assigned by Consultant without the prior written consent of the Company. However, the Company may assign, in whole or in part, its rights, duties and obligations under this Agreement to any of its affiliates, subsidiaries, purchasers or successors in interest. The parties hereto have read the terms and conditions of this Agreement before signing the same, and hereby agree that this Agreement supersedes in its entirety all other agreements and understandings, written or oral, between Consultant and the Company with respect to Consultant's engagement and that no statement, agreement or understanding, whether oral or written, not contained herein will be recognized or enforced. Consultant acknowledges that on the date hereof Consultant has no claims of any nature against the Company, whether direct or indirect. This Agreement may not be amended except by a written agreement executed by the Company and Consultant which makes specific reference to this Agreement.





IN WITNESS WHEREOF, the undersigned have set their hands as of the date first written above.



------------------------                         ------------------------------
Synagro Technologies, Inc.                       Grace Draman, Consultant
By: Ross M. Patten, President and CEO

EXHIBIT A

(1) The Company shall pay to Consultant a gross consulting payment of $10,000.00 per month, payable on the last day of each month during the Initial Term and the first six (6) months of the Remaining Term of this Agreement.

(2) The Company shall pay to Consultant a gross consulting payment of $8,333.33 per month, payable on the last day of each month during the last twelve (12) months of the Remaining Term of this Agreement.

(3) The Company shall promptly reimburse Consultant for all pre-approved business expenses incurred by Consultant in connection with the performance of Consultant's services under this Agreement.

                                    EXHIBIT C

               COVENANT NOT TO COMPETE AGREEMENT - GRACE A. DRAMAN

                        COVENANT NOT TO COMPETE AGREEMENT
                                 Grace A. Draman


         This Covenant Not to Compete Agreement dated November __, 1998 ( this "Agreement"), is by and between Synagro Technologies, Inc., a Delaware corporation ("Purchaser"), and Grace Draman ("Shareholder").

         WHEREAS, Purchaser has entered into an Agreement and Plan of Merger with Environmental Waste Recycling, Inc. (the "Company") and the shareholders of the company (the "Shareholders"), including Shareholder, dated as of November __, 1998 (the "Merger Agreement"); and

         WHEREAS, Purchaser wishes to secure from Shareholder her Agreement Not to Compete with Purchaser and not to disclose certain information belonging to Purchaser in order that Purchaser can successfully operate the business acquired pursuant to the Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and the promises contained herein and in the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Acknowledgments and Agreements by Shareholder. Shareholder hereby acknowledges and agrees that:

                           (a) The Purchaser would not have acquired the Company
                  pursuant to the Merger Agreement if Shareholder had not executed and delivered this Agreement to the Purchaser;

                           (b) Shareholder, as an officer, director and
                  shareholder of the Company, has had access to information that is confidential to the Purchaser, that constitutes a valuable, special and unique asset of the Purchaser, and with respect to which the Purchaser is entitled to the protections afforded by this Agreement and to the remedies for enforcement of this Agreement provided by law or in equity (including, without limitation, those remedies the availability of which may be within the discretion of the court or arbitrator that presides over any action for enforcement of this Agreement is brought); and

                           (c) In consideration of the merger transaction
                  contemplated by the Merger Agreement, the Shareholder received from Purchaser substantial consideration, the receipt of which by Shareholder will enable the Shareholder to fully support herself in financial independence in a manner at least consistent with her past practices and without the necessity of engaging in any business of a type conducted by the Company or Purchaser.

                           (d) As additional consideration of Shareholder's
                  non-competition and non-disclosure agreements set forth herein, the Purchaser will pay Shareholder an aggregate of $200,000, payable quarterly in eight equal installments of $25,000 each, commencing November __, 2000. No interest will accrue on any installment. Payments shall be made to Shareholder at the address specified in Section 6(e).

                  2. Non-Competition Covenant.

                           (a) Commencing on the date hereof and continuing for
                  a period of two (2) years following the termination of the Shareholder's consulting relationship with the Purchaser and its Affiliates pursuant to the Consulting Agreement between EWR Acquisition Corp. and the Shareholder dated November 5, 1998 (the "Covenant Period"), Shareholder agrees that she will not, and shall cause each of her Affiliates not to, directly or indirectly, acting alone or as a member of a partnership, as a holder or owner of any security, as an employee, agent, advisor, consultant to, representative, or in any other capacity:

                                    (i) within the United States, carry on or be
                           engaged or otherwise take part in (whether for her own account or for the account of any other person, other than the Purchaser or its Affiliates), or render any service (whether for or without compensation) to any person (other than the Purchaser or its Affiliates) who or which is directly or indirectly engaged in, management services related to biosolids, animal manure and other organic waste streams or any type of business that is competitive with any business heretofore conducted by the Company, the Purchaser or any Affiliate of the Company or the Purchaser (collectively, the "Business"); provided, however, anything in this entire Agreement to the contrary notwithstanding, the Business shall not be deemed to include, and the Shareholder and her Affiliates shall not be limited in any way by this Agreement from engaging in, solely the development of technology for sludge stabilization or biosolids treatment in the manner now being pursued by the Shareholder's Affiliate, Innovative Environmental Solutions, Inc. (the "IES Business");

                                    (ii) share in the earnings of, or
                           beneficially own or hold any security issued by, or otherwise own or hold any interest in, any person who or which is directly or indirectly engaged in any type of business that is competitive with the Business in any state in the United States other than the IES Business;

                                    (iii) solicit, contact or enter into any
                           agreement or contract with any employee, agent, independent contractor, customer or Prospective Customer (as defined below) of the Purchaser or the Company which results in activities that are competitive with the Business; provided, however, that solicitations, contacts or the entering into of agreements or contracts with customers or Prospective Customers of the Purchaser and the Company relating solely to products or services currently offered by the IES Business shall not be deemed a breach of this Section 2(a)(iii). Shareholder agrees to provide written notice to the Purchaser before soliciting, contacting, or entering into any agreement or contract with any such customer or Prospective Customer previously identified by written notice from Purchaser to Shareholder to be a customer or Prospective Customer. For purposes of this Section 2(a), the term "Prospective Customer" shall mean a person or entity from which the Purchaser or the Company is actively soliciting business or has concrete plans to solicit business as of the commencement of the Covenant Period;

                                    (iv) request that any present or future
                           employee, agent, independent contractor, customer or Prospective Customer of Purchaser or the Company or any Affiliate of the Purchaser or the Company curtail or cancel its business or refrain from doing business with Purchaser or the Company or any Affiliates of the Purchaser or the Company; or

                                    (v) directly or indirectly hire, or solicit
                           the employment or services of, or cause or attempt to cause to leave the employment or service of the Purchaser, the Company or any Affiliate of the Purchaser or the Company, any person who or which is employed by, or otherwise engaged to perform services for the Purchaser, the Company or any Affiliate of the Purchaser or the Company (whether in the capacity of employee, consultant, independent contractor or otherwise).

                           (b) Without limiting the generality of the provisions
                  of this Section 2, Shareholder shall be deemed to be engaged in a particular business if she (whether alone or in association with one or more other persons) is an owner, proprietor, partner, stockholder, officer, employee, independent contractor, director or joint venturer of, or a consultant or lender to, or an investor in any manner in, any person who or which is directly or indirectly engaged in such business. Notwithstanding the foregoing provisions of this
                  Section 2, Shareholder may own, solely as an investment, securities if Shareholder (i) is not an affiliate of the issuer of such securities and (ii) does not, directly or indirectly, beneficially own more than 5% of the class of which securities are a part.

                           (c) Shareholder acknowledges and agrees that the
                  limitations imposed by this Non-Competition Covenant as to time, geographical area, and scope of activity being restrained are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Purchaser.

                           (d) "Affiliate" means, with respect to a specified
                  person, (a) any entity of which such person is an executive officer, director, partner, trustee or other fiduciary or is directly or indirectly the beneficial owner of 10% or more of any class of equity security thereof or other financial interest therein; (b) if such person is an individual, any relative or spouse of such individual, or any relative of such spouse (such relative being related to the individual in question within the second degree) and any entity of which any such relative, spouse, or relative of spouse is an executive officer, director, partner, trustee or other fiduciary or is directly or indirectly the beneficial owner of 10% or more of any class of equity security thereof or other financial interest therein; (c) if such person is an entity, any director, executive officer, partner, trustee or other fiduciary or any direct or indirect beneficial owner of 10% or more of any class of equity security of, or other financial interest in, such entity; or (d) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the person specified. For purposes of this definition, "control" (including "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                  3. Confidential Information. During the Covenant Period and thereafter, Shareholder shall hold in strict confidence, and shall not disclose to any person (other than officers, directors, employees, agents and consultants of the Purchaser) any confidential information of the Purchaser, its Affiliates or the Company. For purposes of this
         Section 3, the term "confidential information" shall include, without limitation, trade secrets, client and customer lists, client or consultant contracts and the details thereof, pricing policies, operational methods, marketing plans or strategies, business acquisition and expansion plans, personnel acquisition plans and all other information pertaining to the business of the Purchaser, its Affiliates or the Company, whether previously existing or pursuant to operation of the businesses purchased pursuant to the Merger Agreement, that is not publicly available. Shareholder shall not use such confidential information except for the sole benefit of the Purchaser.

                  4. Remedies. Purchaser and Shareholder hereby agree that if Shareholder violates or threatens to violate any of the provisions of this Agreement, it would be difficult to determine the entire cost, damage or injury which the Purchaser would sustain. Notwithstanding the above, Shareholder acknowledges that if she violates or threatens to violate any of the provisions of this Agreement, the Purchaser may have no adequate remedy at law. In that event, the Purchaser shall have the right, in addition to any other rights that may be available to it, to obtain in any court of competent jurisdiction injunctive relief to restrain any violation or threatened violation by Shareholder of any provision of this Agreement or to compel specific performance by Shareholder of one or more of her obligations under this Agreement (any requirements for posting of bonds for injunction are hereby expressly waived). The seeking or obtaining by the Purchaser of such injunctive relief shall not foreclose or in any way limit the right of the Purchaser to obtain a money judgment against Shareholder for any damage to the Purchaser that may result from any breach by Shareholder of any provision of this Agreement. Amounts payable to Shareholder hereunder are subject to offset against any amounts owed to Purchaser or any of the Parent Indemnified Parties pursuant to and as such term is defined in the Merger Agreement.

                  5. Reformation of Covenants. Shareholder acknowledges that the covenants contained in Sections 2 and 3 are reasonable in geographical and temporal scope and in all other respects. If any court determines that any of such covenants, or any part thereof, are unenforceable, then (a) the remainder of such covenants shall not be affected by such determination and (b) those of such covenants that are determined to be unenforceable because of the duration or scope thereof shall be reformed by the court to reduce their duration or scope so as to render the same enforceable against Shareholder.

                  6. Miscellaneous.

                           (a) Severability. The unenforceability of any
                  provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           (b) Waivers. No delay or omission by the Purchaser in
                  exercising any right of the Purchaser under this Agreement shall operate as a waiver of that or any other right. A waiver by the Purchaser on any one occasion of any particular right shall be effective only in that particular instance and shall not be construed as a waiver of that or any other right on any other occasion.

                           (c) Amendment of this Agreement. This Agreement may
                  be amended only by an amendment hereto in writing that is executed by the Purchaser and Shareholder.

                           (d) Headings for Convenience Only. The headings
                  contained in this Agreement are intended solely for the convenience of the parties to this Agreement and shall not affect their rights.

                           (e) Notices. All notices and other communications
                  required or permitted to be delivered pursuant to any provision of this Agreement shall be in writing and addressed as follows:

                           (i) If to the Purchaser:

                                            Synagro Technologies, Inc.
                                            5850 San Felipe, Suite 500
                                            Houston, Texas 77057
                                            Attention: Mr. Mark A. Rome
                                            Telecopy No.:  713/706-6181

                                    With copies (which shall not constitute
notice) to:

                                            Liddell, Sapp, Zivley,
                                            Hill & LaBoon, L.L.P.
                                            3400 Texas Commerce Tower
                                            600 Travis St.
                                            Houston, Texas 77002
                                            Attention:  Mr. Michael T. Peters
                                            Telecopy No.: 713/223-3717

If to Shareholder, to her at:

                                            Grace A. Draman
                                            431 Riverbend
                                            Advance, North Carolina 27006
                                            Telecopy:  336/940-5021

                                    With copies (which shall not constitute
notice) to:

                                            Murray C. Greason, Jr.
                                            Womble, Carlyle, Sandridge & Rice,
                                            PLLC
                                            P. O. Drawer 84
                                            Winston-Salem, North Carolina 27102
                                            Telecopy: 336/733-8388


         The address of either party set forth above may be changed by such party by delivering notice of such change to the other party to this Agreement. Any notice mailed shall be deemed to have been given and received on the third business day following the day of deposit in the United States mail.

                           (f) Assignments. The rights and obligations of the
                  parties under this Agreement may not be assigned without the consent of the parties hereto; provided, however, that in the event of any reorganization or restructuring of the Purchaser in which the business of the Purchaser or the Company is transferred to an Affiliate, this Agreement and the rights and obligations of the Purchaser hereunder shall automatically be assigned to such Affiliate, and the rights and obligations of Shareholder hereunder shall continue in effect.

                           (g) Governing Law. This Agreement shall be governed
                  by and construed in accordance with the laws of the State of Texas (regardless of the laws that might otherwise govern under applicable Texas principles of conflicts of law) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                           SYNAGRO TECHNOLOGIES, INC.



                           By:
                              ----------------------------------------------
                           Name:
                                --------------------------------------------
                           Title:
                                 -------------------------------------------




                           -------------------------------------------------
                           Grace A. Draman, Individually

                                    EXHIBIT D

                COVENANT NOT TO COMPETE AGREEMENT - DENNIS DRAMAN

                        COVENANT NOT TO COMPETE AGREEMENT
                                  Dennis Draman


         This Covenant Not to Compete Agreement dated November __, 1998 ( this "Agreement"), is by and between Synagro Technologies, Inc., a Delaware corporation ("Purchaser"), and Dennis Draman ("Shareholder").

         WHEREAS, Purchaser has entered into an Agreement and Plan of Merger with Environmental Waste Recycling, Inc. (the "Company") and the shareholders of the company (the "Shareholders"), including Shareholder, dated as of November __, 1998 (the "Merger Agreement"); and

         WHEREAS, Purchaser wishes to secure from Shareholder his Agreement Not to Compete with Purchaser and not to disclose certain information belonging to Purchaser in order that Purchaser can successfully operate the business acquired pursuant to the Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and the promises contained herein and in the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Acknowledgments and Agreements by Shareholder. Shareholder hereby acknowledges and agrees that:

                           (a) The Purchaser would not have acquired the Company
                  pursuant to the Merger Agreement if Shareholder had not executed and delivered this Agreement to the Purchaser;

                           (b) Shareholder, as an officer, director and
                  shareholder of the Company, has had access to information that is confidential to the Purchaser, that constitutes a valuable, special and unique asset of the Purchaser, and with respect to which the Purchaser is entitled to the protections afforded by this Agreement and to the remedies for enforcement of this Agreement provided by law or in equity (including, without limitation, those remedies the availability of which may be within the discretion of the court or arbitrator that presides over any action for enforcement of this Agreement is brought); and

                           (c) In consideration of the merger transaction
                  contemplated by the Merger Agreement, the Shareholder received from Purchaser substantial consideration, the receipt of which by Shareholder will enable the Shareholder to fully support himself in financial independence in a manner at least consistent with his past practices and without the necessity of engaging in any business of a type conducted by the Company or Purchaser.

                  2. Non-Competition Covenant.

                           (a) For a period of four (4) years beginning on the
                  date hereof (the "Covenant Period"), Shareholder agrees that he will not, and shall cause each of his Affiliates not to, directly or indirectly, acting alone or as a member of a partnership, as a holder or owner of any security, as an employee, agent, advisor, consultant to, representative, or in any other capacity:

                                    (i) within the United States, carry on or be
                           engaged or otherwise take part in (whether for his own account or for the account of any other person, other than the Purchaser or its Affiliates), or render any service (whether for or without compensation) to any person (other than the Purchaser or its Affiliates) who or which is directly or indirectly engaged in, management services related to biosolids, animal manure and other organic waste streams or any type of business that is competitive with any business heretofore conducted by the Company, the Purchaser or any Affiliate of the Company or the Purchaser (collectively, the "Business");

                                    (ii) share in the earnings of, or
                           beneficially own or hold any security issued by, or otherwise own or hold any interest in, any person who or which is directly or indirectly engaged in any type of business that is competitive with the Business in any state in the United States;

                                    (iii) solicit, contact or enter into any
                           agreement or contract with any employee, agent, independent contractor, customer or Prospective Customer (as defined below) of the Purchaser or the Company which results in activities that are competitive with the Business. For purposes of this
                           Section 2(a), the term "Prospective Customer" shall mean a person or entity from which the Purchaser or the Company is actively soliciting business or has concrete plans to solicit business as of the commencement of the Covenant Period;

                                    (iv) request that any present or future
                           employee, agent, independent contractor, customer or Prospective Customer of Purchaser or the Company or any Affiliate of the Purchaser or the Company curtail or cancel its business or refrain from doing business with Purchaser or the Company or any Affiliates of the Purchaser or the Company; or

                                    (v) directly or indirectly hire, or solicit
                           the employment or services of, or cause or attempt to cause to leave the employment or service of the Purchaser, the Company or any Affiliate of the Purchaser or the Company, any person who or which is employed by, or otherwise engaged to perform services for the Purchaser, the Company or any Affiliate of the

                           Purchaser or the Company (whether in the capacity of employee, consultant, independent contractor or otherwise).

                           (b) Without limiting the generality of the provisions
                  of this Section 2, Shareholder shall be deemed to be engaged in a particular business if he (whether alone or in association with one or more other persons) is an owner, proprietor, partner, stockholder, officer, employee, independent contractor, director or joint venturer of, or a consultant or lender to, or an investor in any manner in, any person who or which is directly or indirectly engaged in such business. Notwithstanding the foregoing provisions of this
                  Section 2, Shareholder may own, solely as an investment, securities if Shareholder (i) is not an affiliate of the issuer of such securities and (ii) does not, directly or indirectly, beneficially own more than 5% of the class of which securities are a part.

                           (c) Shareholder acknowledges and agrees that the
                  limitations imposed by this Non-Competition Covenant as to time, geographical area, and scope of activity being restrained are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Purchaser.

                           (d) "Affiliate" means, with respect to a specified
                  person, (a) any entity of which such person is an executive officer, director, partner, trustee or other fiduciary or is directly or indirectly the beneficial owner of 10% or more of any class of equity security thereof or other financial interest therein; (b) if such person is an individual, any relative or spouse of such individual, or any relative of such spouse (such relative being related to the individual in question within the second degree) and any entity of which any such relative, spouse, or relative of spouse is an executive officer, director, partner, trustee or other fiduciary or is directly or indirectly the beneficial owner of 10% or more of any class of equity security thereof or other financial interest therein; (c) if such person is an entity, any director, executive officer, partner, trustee or other fiduciary or any direct or indirect beneficial owner of 10% or more of any class of equity security of, or other financial interest in, such entity; or (d) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the person specified. For purposes of this definition, "control" (including "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                  3. Confidential Information. During the Covenant Period and thereafter, Shareholder shall hold in strict confidence, and shall not disclose to any person (other than officers, directors, employees, agents and consultants of the Purchaser) any confidential information of the Purchaser, its Affiliates or the Company. For purposes of this
         Section 3, the term "confidential information" shall include, without limitation, trade secrets, client and customer lists, client or consultant contracts and the details thereof, pricing policies, operational methods, marketing plans or strategies, business acquisition and expansion plans, personnel acquisition plans and all other information pertaining to the business of the Purchaser, its Affiliates or the Company, whether previously existing or pursuant to operation of the businesses purchased pursuant to the Merger Agreement, that is not publicly available. Shareholder shall not use such confidential information except for the sole benefit of the Purchaser.

                  4. Remedies. Purchaser and Shareholder hereby agree that if Shareholder violates or threatens to violate any of the provisions of this Agreement, it would be difficult to determine the entire cost, damage or injury which the Purchaser would sustain. Notwithstanding the above, Shareholder acknowledges that if he violates or threatens to violate any of the provisions of this Agreement, the Purchaser may have no adequate remedy at law. In that event, the Purchaser shall have the right, in addition to any other rights that may be available to it, to obtain in any court of competent jurisdiction injunctive relief to restrain any violation or threatened violation by Shareholder of any provision of this Agreement or to compel specific performance by Shareholder of one or more of his obligations under this Agreement (any requirements for posting of bonds for injunction are hereby expressly waived). The seeking or obtaining by the Purchaser of such injunctive relief shall not foreclose or in any way limit the right of the Purchaser to obtain a money judgment against Shareholder for any damage to the Purchaser that may result from any breach by Shareholder of any provision of this Agreement.

                  5. Reformation of Covenants. Shareholder acknowledges that the covenants contained in Sections 2 and 3 are reasonable in geographical and temporal scope and in all other respects. If any court determines that any of such covenants, or any part thereof, are unenforceable, then (a) the remainder of such covenants shall not be affected by such determination and (b) those of such covenants that are determined to be unenforceable because of the duration or scope thereof shall be reformed by the court to reduce their duration or scope so as to render the same enforceable against Shareholder.

                  6. Miscellaneous.

                           (a) Severability. The unenforceability of any
                  provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           (b) Waivers. No delay or omission by the Purchaser in
                  exercising any right of the Purchaser under this Agreement shall operate as a waiver of that or any other right. A waiver by the Purchaser on any one occasion of any particular right shall be effective only in that particular instance and shall not be construed as a waiver of that or any other right on any other occasion.

                           (c) Amendment of this Agreement. This Agreement may
                  be amended only by an amendment hereto in writing that is executed by the Purchaser and Shareholder.

                           (d) Headings for Convenience Only. The headings
                  contained in this Agreement are intended solely for the convenience of the parties to this Agreement and shall not affect their rights.

                           (e) Notices. All notices and other communications
                  required or permitted to be delivered pursuant to any provision of this Agreement shall be in writing and addressed as follows:

                           (i) If to the Purchaser:

                                            Synagro Technologies, Inc.
                                            5850 San Felipe, Suite 500
                                            Houston, Texas 77057
                                            Attention: Mr. Mark A. Rome
                                            Telecopy No.:  713/706-6181

                                    With copies (which shall not constitute
                           notice) to:

                                            Liddell, Sapp, Zivley,
                                            Hill & LaBoon, L.L.P.
                                            3400 Texas Commerce Tower
                                            600 Travis St.
                                            Houston, Texas 77002
                                            Attention:  Mr. Michael T. Peters
                                            Telecopy No.: 713/223-3717

                           (ii) If to Shareholder, to him at:



                                            --------------------------
                                            --------------------------


                                    With copies (which shall not constitute
                           notice) to:


                                            --------------------------
                                            --------------------------
                                            --------------------------


                                            Attention:
                                                      ----------------
                                            Telecopy No.
                                                        --------------

         The address of either party set forth above may be changed by such party by delivering notice of such change to the other party to this Agreement. Any notice mailed shall be deemed to have been given and received on the third business day following the day of deposit in the United States mail.

                           (f) Assignments. The rights and obligations of the
                  parties under this Agreement may not be assigned without the consent of the parties hereto; provided, however, that in the event of any reorganization or restructuring of the Purchaser in which the business of the Purchaser or the Company is transferred to an Affiliate, this Agreement and the rights and obligations of the Purchaser hereunder shall automatically be assigned to such Affiliate, and the rights and obligations of Shareholder hereunder shall continue in effect.

                           (g) Governing Law. This Agreement shall be governed
                  by and construed in accordance with the laws of the State of Texas (regardless of the laws that might otherwise govern under applicable Texas principles of conflicts of law) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                           SYNAGRO TECHNOLOGIES, INC.



                           By:
                              --------------------------------------
                           Name:
                                ------------------------------------
                           Title:
                                 -----------------------------------




                           -----------------------------------------
                           Dennis Draman, Individually